UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Hillenbrand, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HILLENBRAND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 25, 2015

The Annual Meeting of the shareholders of Hillenbrand, Inc. (the “Company”) will be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, on Wednesday, February 25, 2015, at 10:00 a.m. Eastern Standard Time, for the following purposes:

(1)                                 to elect four members to the Board of Directors;

(2)                                 to approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers;

(3)                                 to amend the Company’s Restated and Amended Articles of Incorporation to establish Indiana as the exclusive forum for adjudication of certain disputes;

(4)                                 to amend the Company’s Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors;

(5)                                 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and

(6)                                 to transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors,

John R. Zerkle
Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting of shareholders to be held on February 25, 2015:  This proxy statement and our 2014 Annual Report to Shareholders are available on the Internet at www.hillenbrand.com.

January 7, 2015

		Page

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING		1

PROPOSAL NO. 1 — ELECTION OF DIRECTORS		8

THE BOARD OF DIRECTORS AND COMMITTEES		14

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT		22

SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE THAN 5 PERCENT OF THE COMPANY’S COMMON STOCK		25

EXECUTIVE COMPENSATION		26

PART I:	COMPENSATION DISCUSSION AND ANALYSIS	27

PART II:	COMPENSATION COMMITTEE REPORT	63

PART III:	EXECUTIVE COMPENSATION TABLES	64

PART IV:	COMPENSATION CONSULTANT MATTERS	81

PART V:	COMPENSATION-RELATED RISK STRATEGIES	82

PROPOSAL NO. 2 — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS		83

COMPENSATION OF DIRECTORS		84

EQUITY COMPENSATION PLAN INFORMATION		87

AUDIT COMMITTEE REPORT		88

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED AND AMENDED ARTICLES OF INCORPORATION TO ESTABLISH INDIANA AS THE EXCLUSIVE FORUM FOR ADJUDICATION OF CERTAIN DISPUTES		90

PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED AND AMENDED ARTICLES OF INCORPORATION TO ESTABLISH A MAJORITY VOTING STANDARD FOR SHAREHOLDER ELECTIONS OF DIRECTORS		92

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		94

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		95

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HILLENBRAND, INC.

PROXY STATEMENT

This proxy statement relates to the solicitation by the Board of Directors of Hillenbrand, Inc. (the “Company” or “Hillenbrand”) of proxies for use at the Annual Meeting of the Company’s shareholders to be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 934-7500, on Wednesday, February 25, 2015, at 10:00 a.m. Eastern Standard Time, and at any postponements or adjournments of the meeting.  This proxy statement was first mailed to shareholders on or about January 7, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers will explain the purpose of this proxy statement and what you need to know in order to vote your shares.  Throughout these questions and answers and the proxy statement, we sometimes refer to Hillenbrand and the Company in terms of “we,” “us,” or “our.”

Q:                                  What is the purpose of this proxy statement?

A:                                   The Board of Directors of Hillenbrand (the “Board”) is soliciting your proxy to vote at the 2015 Annual Meeting of the shareholders of Hillenbrand because you were a shareholder at the close of business on December 19, 2014, the record date for the 2015 Annual Meeting, and are entitled to vote at the Annual Meeting.  The record date for the 2015 Annual Meeting was established by the Board in accordance with our Amended and Restated Code of By-laws (the “By-laws”) and Indiana law.

This proxy statement contains the matters that must be set out in a proxy statement according to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and provides the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.

Q:                                  What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

A:                                   If your shares are registered directly in your name with Hillenbrand’s transfer agent, Computershare Investor Services, you are the “shareholder of record” with respect to those shares, and you tell us directly how your shares are to be voted.

If your shares are held in a stock brokerage account or by a bank or other nominee, then your nominee is the shareholder of record for your shares and you are considered the “beneficial owner” of shares held in street name.  As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares.

Q:                                  What am I being asked to vote on?

A:                                  •                   Election of four directors:  Edward B. Cloues, II, Helen W. Cornell, Eduardo R. Menascé, and Stuart A. Taylor, II;

•                  Approval, by a non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers,1 as disclosed pursuant to SEC compensation disclosure rules in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement and in any related material herein (the “Say on Pay Vote”);

•                  Approval of an amendment to the Company’s Restated and Amended Articles of Incorporation to establish Indiana as the exclusive forum for adjudication of certain disputes;

•                  Approval of an amendment to the Company’s Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors; and

•                  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

The Board recommends a vote FOR each of the director nominees; FOR approval of the compensation paid to the Named Executive Officers of the Company pursuant to the Say on Pay Vote; FOR approval of an amendment to the Company’s Restated and Amended Articles of Incorporation to establish Indiana as the exclusive forum for adjudication of certain disputes; FOR approval of an amendment to the Company’s Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

Q:                                  What are the voting requirements to elect the directors and to approve the other proposals being voted on?

A:                                   Under Indiana law, unless otherwise provided in a company’s articles of incorporation, corporate directors are elected by a “plurality” of the votes cast for the election of directors.  A plurality means, in this case, that the four nominees receiving the most votes in their favor at the Annual Meeting will be elected to the Board.

While directors are elected by a plurality under Indiana law, the Company’s Board of Directors has adopted Corporate Governance Standards providing that, notwithstanding the minimum requirements of Indiana law, any individual elected as a director with less than a majority of the votes cast in an uncontested election must immediately resign from the Board.  In addition, see the discussion under the heading “Proposal No. 4” below for information regarding the proposed amendment to the Company’s Restated and Amended Articles of Incorporation that would establish in the Company’s Articles a majority vote standard for shareholder elections of directors.

The adoption of each of the proposals to approve the compensation paid to the Named Executive Officers, to amend the Company’s Restated and Amended Articles of Incorporation to establish

1   Our Named Executive Officers are those officers specified by Item 402(a)(3) of the SEC’s Regulation S-K.  See the discussion under the heading “Introduction” in the “Compensation Discussion and Analysis” section of this proxy statement for more information regarding Named Executive Officers.

Indiana as the exclusive forum for adjudication of certain disputes, to amend the Company’s Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors, and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015 requires the affirmative vote of a majority of the votes cast for or against approval.

If you are present or represented by proxy at the Annual Meeting and you affirmatively elect to abstain, your abstention, as well as any broker non-votes, will not be counted as votes cast on any matter to which they relate.  See “How will my shares be voted?” below for more information about broker non-votes.

Q:                                  How many votes do I have?

A:                                   You are entitled to one vote for each share of Hillenbrand common stock that you held as of the record date.

Q:                                  How do I vote?

A:                                   The different ways that you (if you are a shareholder of record) or your nominee (if you are a beneficial owner) can tell us how to vote your shares depend on how you received your proxy statement this year.

For shareholders of record, many of you were not mailed a paper copy of proxy materials, including this proxy statement, a proxy card, and our 2014 Annual Report to Shareholders.  Instead, commencing on or about January 7, 2015, we sent you a Notice of Internet Availability of Proxy Materials (“Notice”) telling you that proxy materials are available at the web site indicated in that Notice, www.proxyvote.com, and giving you instructions for voting your shares at that web site.  We also told you in that Notice (and on the web site) how you can request us to mail proxy materials to you.  If you subsequently do receive proxy materials by mail, you can vote in any of the ways described below.  If not, you must vote via the Internet (and we encourage you to do so) at www.proxyvote.com or in person at the Annual Meeting as explained below.

With respect to shareholders of record who received proxy materials by mail, we commenced mailing on or about January 7, 2015.  You can vote using any of the following methods:

•                  Proxy card or voting instruction card.  Be sure to complete, sign, and date the card and return it in the prepaid envelope.

•                  By telephone or the Internet.  The telephone and Internet voting procedures established by Hillenbrand for shareholders of record are explained in detail on your proxy card and in the Notice many shareholders receive.  These procedures are designed to authenticate your identity, to allow you to give your voting instructions, and to confirm that these instructions have been properly recorded.

•                  In person at the Annual Meeting.  You may vote in person at the Annual Meeting.  You may also be represented by another person at the meeting by executing a proper proxy designating that person.  If you are not the record holder of your shares and want to attend the meeting and vote in person, you must obtain a legal proxy from your broker, bank, or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

With respect to the beneficial owners of shares held by nominees, the methods by which you can access proxy materials and give voting instructions to your nominee may vary, depending on the nominee.  Accordingly, if you are such a beneficial owner, you should follow the instructions provided by your nominee.

Q:                                  I share an address with another shareholder and we received only one Notice of Internet Availability of Proxy Materials or one paper copy of the proxy materials, as applicable.  How may I obtain an additional copy?

A:                                   The Company has adopted a procedure approved by the SEC called “householding.”  Under this procedure, the Company is delivering a single copy of either the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials, as applicable, to multiple shareholders who share the same address, unless the Company has received contrary instructions from one or more of the shareholders.  This procedure reduces the Company’s printing costs, mailing costs, and fees.  Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials, as applicable, will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy.  To receive a separate copy, or a separate copy of future materials, shareholders may write or call the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana, 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.  Shareholders who hold shares in street name may contact their broker, bank, or other nominee to request information about householding.

Q:                                  How will my shares be voted?

A:                                   For shareholders of record, all shares represented by the proxies mailed to shareholders will be voted at the Annual Meeting in accordance with instructions given by the shareholders.  Where proxies are returned without instructions, the shares will be voted:  (1) FOR the election of each of the four nominees named above as directors of the Company; (2) FOR the approval of the compensation paid to the Named Executive Officers pursuant to the Say on Pay Vote; (3) FOR the approval of an amendment to the Company’s Restated and Amended Articles of Incorporation to establish Indiana as the exclusive forum for adjudication of certain disputes; (4) FOR the approval of an amendment to the Company’s Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors; (5) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal year 2015; and (6) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting.  Where a proxy is not returned, the shares will not be voted unless you attend the Annual Meeting and vote in person.

For beneficial owners, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed.  If the broker, bank, or nominee has not received instructions from the beneficial owner, the broker, bank, or nominee generally has discretionary voting power only with respect to matters that are considered routine matters.  Under applicable New York Stock Exchange rules, Proposal No. 1 relating to the election of directors, Proposal No. 2 relating to an advisory vote to approve Named Executive Officer compensation, Proposal No. 3 relating to an amendment to the Company’s Restated and Amended Articles of Incorporation to establish Indiana as the exclusive forum for adjudication of certain disputes, and Proposal No. 4 relating to an amendment to the Company’s Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors are deemed to be non-routine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owners of the shares.  Proposal No. 5 relating to the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal year 2015 is a matter on which brokers holding stock for the accounts of their clients who have not been given specific voting instructions are allowed to vote client shares.  In order to avoid a broker non-vote of your shares on the election of directors or Proposals No. 2, 3, and 4, you must send voting instructions to your bank, broker, or nominee or obtain a legal proxy and vote your shares in person at the Annual Meeting.

Q:                                  What can I do if I change my mind after I vote my shares prior to the Annual Meeting?

A:                                   If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•                  sending written notice of revocation to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006;

•                  submitting a revised proxy by telephone, Internet, or paper ballot after the date of the revoked proxy; or

•                  attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described under “How do I vote?” above.

Q:                                  Who will count the votes?

A:                                   Representatives of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of election.

Q:                                  What constitutes a quorum at the Annual Meeting?

A:                                   As of the record date, 62,873,891 shares of Hillenbrand common stock were outstanding.  A majority of the outstanding shares must be present or represented by proxy at the Annual Meeting to constitute a quorum for the purpose of conducting business at the Annual Meeting.  If you submit a properly executed proxy or attend the Annual Meeting, then your shares will be considered part of the quorum.

Q:                                  Who can attend the Annual Meeting in person?

A:                                   All shareholders as of the record date may attend the Annual Meeting in person but must have an admission ticket.  If you are a shareholder of record, the ticket attached to the proxy card or a copy of your Notice (whichever you receive) will admit you and one guest.  If you are a beneficial owner, you may request a ticket by writing to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006, or by faxing your request to (812) 931-5185 or emailing it to investors@hillenbrand.com.  You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank, or nominee.  We encourage you or your broker to fax or email your ticket request and proof of ownership as soon as possible in order to avoid any mail delays.

Q:                                  When are shareholder proposals due for the 2016 Annual Meeting?

A:                                   For a shareholder proposal to be presented at the Company’s 2016 Annual Meeting of shareholders and to be considered for possible inclusion in the Company’s proxy statement and form of proxy relating to that meeting, such proposal must be submitted to and received by the Secretary of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana 47006, not later than September 10, 2015.  Our By-laws describe certain information required to be submitted with such a proposal.

In addition, without regard to whether a proposal is or is not submitted in time for possible inclusion in our proxy statement for the 2016 Annual Meeting, our By-laws provide that for business to be brought before the Annual Meeting by a shareholder, or for director nominations to be made by a shareholder for consideration at the Annual Meeting, written notice thereof must be received by the Secretary of Hillenbrand at its principal offices not later than 100 days prior to the anniversary of the immediately preceding Annual Meeting, or not later than November 17, 2015, for the 2016 Annual Meeting of shareholders.  This notice must also provide certain information as set forth in our By-laws.  See the section of this proxy statement entitled “Committees of the Board of Directors” under “The Board of Directors and Committees” for additional details regarding shareholder nominees for director.

Q:                                  What happens if a nominee for director is unable to serve as a director?

A:                                   If any of the nominees becomes unavailable for election, which we do not expect to happen, votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors.

Q:                                  Can I view the shareholder list?  If so, how?

A:                                   A complete list of the shareholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting.  The list will also be available to view at the Company’s principal offices during regular business hours during the five business days preceding the Annual Meeting.

Q:                                  Who pays for the proxy solicitation related to the Annual Meeting?

A:                                   The Company pays for the proxy solicitation related to the Annual Meeting.  In addition to sending you these materials, some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email, or in person.  You may also be solicited by means of press releases issued by Hillenbrand and postings on our web site, www.hillenbrand.com.  None of our officers or employees will receive any additional compensation for soliciting your proxy.  We have retained Broadridge to assist us with proxy solicitation and related services for an estimated fee of $37,000, plus reasonable out of pocket expenses.  Broadridge will ask brokers, banks, and other custodians and nominees whether they hold shares for which other persons are beneficial owners.  If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners.  We will also reimburse banks, nominees, fiduciaries, brokers, and other custodians for their costs of sending proxy materials to the beneficial owners of Hillenbrand common stock.

Q:                                  How can I obtain a copy of the Annual Report on Form 10-K?

A:                                   A copy of Hillenbrand’s 2014 Annual Report on Form 10-K may be obtained free of charge by writing or calling the Investor Relations Department of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana, 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.  The 2014 Annual Report on Form 10-K, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are also available at Hillenbrand’s web site, www.hillenbrand.com.

Q:                                  How can I obtain the Company’s corporate governance information?

A:                                   The documents listed below are available on the Internet at the Company’s web site, www.hillenbrand.com.  You may also go directly to www.hillenbrand.com/CorpGov_overview.htm for those documents.  The documents are also available in print to any shareholder who requests copies through our Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.  The available documents are:

•                  Hillenbrand, Inc. Corporate Governance Standards

•                  Hillenbrand, Inc. Committee Charters — Audit Committee, Nominating/Corporate Governance Committee, Compensation and Management Development Committee, and Mergers and Acquisitions Committee

•                  Position Descriptions for Chairperson of the Board, Members of the Board of Directors, and Committee Chairpersons

•                  Hillenbrand, Inc. Code of Ethical Business Conduct

•                  Hillenbrand, Inc. Global Anti-Corruption Policy

•                  Restated and Amended Articles of Incorporation of Hillenbrand, Inc.

•                  Amended and Restated Code of By-laws of Hillenbrand, Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

This section of the proxy statement introduces the current members of our Board of Directors, including the four directors in Class I who have been nominated to serve additional three-year terms.

The Restated and Amended Articles of Incorporation and the Amended and Restated Code of By-laws of Hillenbrand provide that members of the Board of Directors are classified with respect to the terms that they serve by dividing them into three equal (or near-equal) classes.  Directors in each class are elected to serve three-year terms or until their successors have been duly elected and qualified.

The Board of Directors currently consists of eleven members, with four directors in Class I and Class III, and three directors in Class II.  The terms of the directors expire as follows:

Class	Term Expires at
Class I	2015 Annual Meeting
Class II	2016 Annual Meeting
Class III	2017 Annual Meeting

The four directors in Class I who are nominated for election to the Board at the 2015 Annual Meeting, each of whom has agreed to serve as a director if elected, are Edward B. Cloues, II, Helen W. Cornell, Eduardo R. Menascé, and Stuart A. Taylor, II.

The Board of Directors recommends that the shareholders vote FOR Proposal No. 1 to elect to the Board of Directors each of the four nominees.

Under Indiana law, unless otherwise provided in a company’s articles of incorporation, corporate directors are elected by a plurality of the votes cast for the election of directors.  Notwithstanding the above, the Company’s Corporate Governance Standards provide that a director must immediately resign from the Board if he or she does not receive at least a majority of votes cast in an uncontested election.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.

Set forth below is information about all of our current directors, including the four nominees for election at the 2015 Annual Meeting of shareholders.  The biographical information provided for each person includes all directorships held by such person at any time during the past five years.

Class I  (Nominated for election this year with terms expiring in 2018)

Name, Age, and Year First Elected as a Director	Other Information

Edward B. Cloues, II Age — 67 Director since 2010

Edward B. Cloues, II has served as a director of the Company since April 2010.  He also is a director and non-executive Chairman of the Board of each of AMREP Corporation (a real estate and media services company), where he is a member of the Audit Committee and Compensation Committee, and Penn Virginia Corporation (an oil and gas exploration and development company). He previously served as a director (since January 2003) and as the non-executive Chairman of the Board (since July 2011) of PVR GP, LLC, which was the general partner of PVR Partners, L.P. (a pipeline and natural resources master limited partnership), until its sale in March 2014.  He also previously served as Chairman of the Board of Directors and Chief Executive Officer of K-Tron International, Inc. (“K-Tron”) from January 1998, until the Company acquired K-Tron in April 2010.  Prior to joining K-Tron, Mr. Cloues was a senior partner of Morgan, Lewis & Bockius LLP, which is one of the world’s largest law firms.  He has been a member of and chaired audit, compensation, and nominating committees and has substantial experience with corporate governance issues.  He also serves on the Board of Trustees of Virtua Health, Inc. (a non-profit hospital and healthcare system), where he chairs the Audit Committee and serves on the Compensation Committee.

The Company’s Board of Directors concluded that Mr. Cloues should serve as a director based on his past extensive legal experience as a law firm partner specializing in business law matters, particularly in the area of mergers and acquisitions, and his experience as CEO of K-Tron International, Inc. prior to its acquisition by the Company in 2010.

Helen W. Cornell Age — 56 Director since 2011

Helen W. Cornell has served as a director of the Company since August 2011.  In November 2010, Ms. Cornell retired as Executive Vice President and Chief Financial Officer of Gardner Denver, Inc., a leading global manufacturer of compressors, blowers, pumps, loading arms, and fuel systems for various industrial, medical, environmental, transportation, and process applications.  During her 22-year tenure with Gardner Denver, Inc., Ms. Cornell served in various operating and financial roles, including Vice President and General Manager of the Fluid Transfer Division and Vice President of Strategic Planning.  Ms. Cornell chairs the Audit Committee for Alamo Group, Inc. (agriculture and other equipment), where she is also a member of the Compensation Committee.  She is on the Board of the privately-owned Owensboro Grain Company (grain and soybean products), where she is Chairman of the Audit Committee and a member of the Executive Committee.  She is also a director of the privately-owned Dot Foods, Inc. (a food distributor), where she is a member of the Compensation Committee and Chairman of the Audit Committee.  Ms. Cornell also serves on the boards of several not-for-profit organizations and is a Certified Public Accountant.

The Company’s Board of Directors concluded that Ms. Cornell should serve as a director based on her long tenure in operations and finance, most recently as Chief Financial Officer of another major public company, and her experience as a member of the board of both a public and private company.

Eduardo R. Menascé Age — 69 Director since 2008

Eduardo R. Menascé has served as a director of the Company since February 2008.  Mr. Menascé also is a director and a member of the Audit Committee of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc.), a leading global provider of medical equipment and services and the former parent corporation of the Company, having served on that Board since 2004.  He is a member of the New York Chapter of the NACD (National Association of Corporate Directors).  He is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc. (2000-2005).  Prior to the merger of Bell Atlantic and GTE Corporation, which created Verizon Communications, he was the Chairman and President and Chief Executive Officer of CTI MOVIL S.A. (Argentina), a business unit of GTE Corporation (1996-2000).  Mr. Menascé has also held senior positions at CANTV (a telecommunications provider in Venezuela), Wagner Lockheed (braking systems), and Alcatel (a telecommunications provider) in Brazil.  From 1981 to 1992 he served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France.  He earned a bachelor’s degree in Industrial Engineering from Universidad Pontificia Catolica de Rio de Janeiro and a master’s degree in Business Administration from Columbia University.  Mr. Menascé currently serves on the Board of Directors and is the Chairman of the Executive Committee of Pitney Bowes Inc., a global provider of integrated mail and document management solutions.  He is also on the Board of Directors and is a member of the Audit Committee of John Wiley & Sons, Inc., a developer, publisher, and seller of products in print and electronic media for educational, professional, scientific, technical, medical, and consumer markets.  Mr. Menascé is a Co-Chairman of The Taylor Companies, a privately held global investment bank which specializes exclusively in mergers, acquisitions, and divestitures.  He is also a member of the Board of Directors of Daybreak, a non-profit charitable organization focused on funding research for rare genetic diseases.

The Company’s Board of Directors concluded that Mr. Menascé should serve as a director based on his service as a director of Hillenbrand Industries, Inc. and his broad experience as a corporate executive of a major public corporation and experience as a member of several boards of directors, including service on the audit committees of several of those boards.

Stuart A. Taylor, II Age — 54 Director since 2008

Stuart A. Taylor, II has served as a director of the Company since September 2008.  Since 2001, Mr. Taylor has been the Chief Executive Officer of The Taylor Group LLC in Chicago, a private equity firm focused on creating and acquiring businesses.  He has previously held positions as Senior Managing Director at Bear, Stearns & Co. and Managing Director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group.  He also served as Managing Director of the Automotive Industry Group at Bankers Trust following a ten-year position in corporate finance at Morgan Stanley & Co.  Mr. Taylor has been a member of the Board of Directors of Ball Corporation (a diversified manufacturer) since 1999, where he currently serves as Chairman of the Human Resources Committee and is a member of the Audit Committee.  He has also been a member of the Board of Directors of United Stationers Inc. (a wholesale distributor of business products) since 2011, where he currently serves as Chairman of the Finance Committee.

The Company’s Board of Directors concluded that Mr. Taylor should serve as a director based on his experience with several leading investment firms, his ongoing experience as a member of another public company board, and his broad merger and acquisition experience.

Class II   (Terms expire in 2016)

Name, Age, and Year First Elected as a Director	Other Information

Mark C. DeLuzio Age — 58 Director since 2008

Mark C. DeLuzio has served as a director of the Company since March 2008. He is President and Chief Executive Officer of Lean Horizons Consulting, LLC, a global management consulting business which he founded in 2001. Prior to founding Lean Horizons, he served as Vice President, Danaher Business Systems for Danaher Corporation, a diversified industrial company. Mr. DeLuzio also serves as a member of the Advisory Board for Central Connecticut State University’s School of Business.

The Company’s Board of Directors concluded that Mr. DeLuzio should serve as a director based on his years of service as Vice President, Danaher Business Systems for Danaher Corporation and his leadership of Lean Horizons Consulting, LLC, where he continues to provide expertise in lean business concepts.

Joy M. Greenway Age — 54 Director since 2013

Joy M. Greenway has served as a director of the Company since February 2013. She currently serves as Chief Financial Officer of the Global Purchasing and Supply Chain of General Motors, having served in that position since June 2014. Prior to that, she served as the Senior Vice President for Visteon Corporation (a Tier 1 automotive systems supplier) from 2000 until 2013.  Prior to joining Visteon, Ms. Greenway was employed as the Director, Manufacturing for United Technologies Corporation, a diversified aerospace and building company.  Before United Technologies Corporation, Ms. Greenway was employed by GE Industrial Power Systems as a Materials Manager and served in various management positions at GE Aerospace/Martin Marietta.

The Company’s Board of Directors concluded that Ms. Greenway should serve as a director based on her deep operations and global leadership experience, particularly in the manufacturing industry, and her tenure as a senior executive of a Fortune 500 public company.

F. Joseph Loughrey Age — 65 Director since 2009

F. Joseph Loughrey has served as a director of the Company since February 2009, and has been Chairperson of the Board since February 2013. In April 2009, he retired from Cummins Inc. (engines and related technology) after serving in a variety of roles for 35 years, most recently as Vice Chairman of the Board of Directors and as the company’s President and Chief Operating Officer. Mr. Loughrey served on the Board of Directors of Cummins from July 2005 until May 2009. He also served as a director of Sauer-Danfoss, Inc. (hydraulic and electric systems) from 2000 until 2010. Mr. Loughrey currently serves on a number of boards, including as Chairman of the Board of Oxfam America (an international relief and development organization) and as a member of the Boards of AB SKF (a Swedish bearing company); Hyster-Yale Materials Handling, Inc. (heavy equipment), where he serves as Chair of the Audit Committee; Vanguard Group (an investment management company), where he serves on the Audit Committee, the Nominating Committee, and the Compensation Committee; the Lumina Foundation for Education, where he serves as Chair of the Investment Committee; and the V Foundation for Cancer Research. He is past Chairman and a current member of the Advisory Council to the College of Arts & Letters at The University of Notre Dame, where he also serves on the Advisory Board to the Kellogg Institute for International Studies. Recently, Mr. Loughrey was appointed by the Governor of Indiana to the newly-created Indiana Career Council.

The Company’s Board of Directors concluded that Mr. Loughrey should serve as a director based on his service as President and Chief Operating Officer of a major public corporation and his continuing service on several public company and educational boards of directors.

Class III   (Terms expire in 2017*)

Name, Age, and Year First Elected as a Director	Other Information

W August Hillenbrand Age — 74 Director since 2008

W August Hillenbrand has served as a director of the Company since February 2008. From 1972 until January 2014, Mr. Hillenbrand served as a director of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc.), a leading global provider of medical equipment and services and the former parent corporation of the Company. He served as that company’s Chief Executive Officer from 1989 until 2000 and as President from 1981 until 1999. Prior to his retirement in December 2000, Hillenbrand Industries, Inc. had employed Mr. Hillenbrand throughout his business career. Mr. Hillenbrand is a member of the Board of the Ocean Reef Medical Center, the Ocean Reef Medical Center Foundation, and the Ocean Reef Cultural Center. He previously served on the Boards of DPL, Inc. (a public utility) from 1992 until 2008, and Pella Corporation (a privately-held manufacturer of doors and windows) from 2001 until 2008. Mr. Hillenbrand is the Chief Executive Officer of Hillenbrand Capital Partners, an unaffiliated family investment partnership.

* Mr. Hillenbrand has informed the Board that he will retire from the Board effective at the Annual Meeting of shareholders in 2016, prior to the end of his current three-year term.

The Company’s Board of Directors concluded that Mr. Hillenbrand should serve as a director based on his valuable insight into and experience in the death care industry. The Board also believes his years of experience as the CEO of Hillenbrand Industries, Inc. and service on the Board of Hillenbrand Industries provide invaluable insight into the history of the Company and, in particular, Batesville Casket Company.

Thomas H. Johnson Age — 64 Director since 2008

Thomas H. Johnson has served as a director of the Company since March 2008. In 1998, Mr. Johnson founded Johnson Consulting Group, a consulting firm focused on the death care industry. Prior to founding Johnson Consulting, he founded and served as President and Chief Executive Officer of Prime Succession (a funeral home and cemetery operator) from 1992 until 1996. Before Prime Succession, he served in a variety of other capacities in the death care profession, including as an executive of Batesville Casket Company. Mr. Johnson is the sole owner of Johnson Investment Group, LLC, which owns and operates two funeral homes in the Phoenix, Arizona vicinity. Mr. Johnson is also a 25 percent owner, and the managing member, of Fire and Stone Group, LLC, which owns and operates a funeral home in Batesville, Indiana. Mr. Johnson currently serves on the Board of Great Western Life Insurance, where he serves on the Audit Committee. He previously served on the Board of the Funeral Service Foundation from 2004 until 2010.

The Company’s Board of Directors concluded that Mr. Johnson should serve as a director based on his long service in the death care industry and resultant expertise in funeral services, including his prior service on the Board of the Funeral Service Foundation.

Neil S. Novich Age — 60 Director since 2010

Neil S. Novich has served as a director of the Company since February 2010. He is the former Chairman and President and Chief Executive Officer of Ryerson, Inc., a global metals distributor and fabricator. Mr. Novich joined Ryerson in 1994 as Chief Operating Officer and was named President and CEO in 1995. He served on the Board of Ryerson from 1994 until 2007, adding Chairman to his title in 1999. He remained Chairman and CEO until 2007, when the company was sold. Prior to his time at Ryerson, Mr. Novich spent 13 years with Bain & Company, an international management consulting firm, where he spent several years as a partner. He currently serves on the Boards of Analog Devices, Inc. (a semiconductor company), where he chairs the Compensation Committee; Beacon Roofing Supply (a distributor of residential and non-residential roofing materials), where he chairs the Audit Committee; and W.W. Grainger, Inc. (an industrial supply company), where he is a member of the Audit Committee. Mr. Novich is also a trustee of both the Field Museum of National History and of Children’s Home & Aid in Chicago and is a member of the Visiting Committee to the Physical Sciences Division of the University of Chicago.

The Company’s Board of Directors concluded that Mr. Novich should serve as a director based on his service as President and CEO of a major public corporation and his several years of experience as a partner with a major consulting firm, together with his continuing service on the boards of several public companies and non-profit organizations.

Joe A. Raver Age — 48 Director since 2013

Joe A. Raver has served as a director and as President and Chief Executive Officer of the Company since September 2013. He has served as President of the Company’s Process Equipment Group since March 2011. Prior to that, he had been President of Batesville Casket Company beginning in June 2008. He also previously served as Vice President and General Manager of the respiratory care division of Hill-Rom Holdings, a leading global provider of medical equipment and services and the Company’s former parent, as well as Hill-Rom’s Vice President of Strategy and Shared Services. Prior to that, Mr. Raver spent 10 years in a variety of leadership positions at Batesville Casket Company and Hill-Rom.

The Company’s Board of Directors concluded that Mr. Raver should serve as a director based on his years of experience as an executive of the Company’s Process Equipment Group, Batesville, Hill-Rom and Hillenbrand, Inc. and his in-depth knowledge of the death care and process equipment industries.

THE BOARD OF DIRECTORS AND COMMITTEES

The Company’s business is managed under the direction of its Board of Directors.  In this section of the proxy statement we describe the general and certain specific responsibilities of the Board of Directors and its committees, our corporate governance, and how you can communicate with the Board or with individual directors.

Board’s Responsibilities

The Board of Directors is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders.  The Board acts as an advisor and counselor to senior management and oversees and monitors management’s performance.  The Board also oversees the Company’s management of risk involved or potentially involved in the Company’s business.

Board Leadership Structure and Role in Risk Oversight

The Corporate Governance Standards for our Board of Directors provide that the Company’s Chief Executive Officer (CEO) shall not also be the Chairperson of the Board.  At all times since the Company’s formation, the positions of CEO and Chairperson of the Board have been held by separate individuals.  Our Board believes that the separation of these two positions is the most appropriate leadership structure for the Company because it enables us to benefit from the expertise, experience, and strengths of both of the individuals holding those key leadership positions in the Company.  Our CEO, Joe A. Raver, has served as a director and as President and CEO of the Company since September 6, 2013.  He has served as President of the Company’s Process Equipment Group since March 2011.  Prior to that, he was President of Batesville Casket Company for several years and also held a variety of leadership positions at the Company’s former parent company.  The Chairperson of the Board, F. Joseph Loughrey, has extensive executive management and board of director experience, as further described in his biographical information set forth under the heading “Proposal No. 1” above.

The Board of Directors as a whole has direct responsibility for overseeing the Company’s exposures to risk and also performs its risk oversight responsibilities through the work of the Compensation and Management Development Committee (the “Compensation Committee”) and the Audit Committee of the Board.  As a part of its responsibility, the Board ensures that the risk management processes implemented by management are adapted to the Company’s strategy and are functioning as directed, and that a culture of risk-adjusted decision making exists throughout the organization in an appropriate manner.  At each meeting of the Board of Directors, the Board discusses with management and evaluates any new material risks to the Company.  No less than once each year, management makes a formal presentation to the entire Board of Directors that describes all significant risks of the Company to ensure that the Board is apprised of the overall risk profile of the Company and that the risks are being properly mitigated and managed.

In addition, the Compensation Committee analyzes and manages risks related to our compensation policies and practices, and the Audit Committee has oversight responsibility for all financial-related risks facing the Company.  The Compensation Committee’s risk management efforts are discussed under Part V of the “Executive Compensation” section of this proxy statement.  The Audit Committee, in accordance with its Charter, performs its risk management oversight by discussing with senior management “the Company’s guidelines and policies that govern the process by which the

Company assesses and manages the Company’s exposure to risks… and the steps management has taken to monitor and control such exposure.”

Meetings of the Board and Committees

A proposed agenda for each regularly scheduled Board meeting is developed by the Chairperson of the Board and the Company’s CEO, together with the members of management that the Chairperson or CEO may select.  The proposed agenda is circulated to each member of the Board for review and comment before it is finalized.  Proposed agenda items that fall within the scope of responsibilities of a Board committee are initially developed by the chairperson of that committee with management assistance.  Each committee’s chairperson also develops, with the assistance of management, a proposed agenda for each regularly scheduled meeting of that committee.  Board and committee materials related to agenda items are provided to Board and committee members sufficiently in advance of meetings (typically approximately one week) to allow the directors to prepare for discussion of the items at the meetings.

At the invitation of the Board and its committees, members of senior management attend Board and committee meetings or portions thereof for the purpose of reporting to the Board and participating in discussions.  Generally, discussions of matters to be considered by the Board and its committees are facilitated by the manager responsible for that function or area of the Company’s operations.  In addition, Board members have free access to all other members of management and employees of the Company.  As necessary and appropriate in their discretion, the Board and its committees consult with independent legal, financial, human resource, compensation, and accounting advisors to assist in their duties to the Company and its shareholders.

The chairpersons of the committees of the Board preside over the portions of Board meetings in which the principal items to be considered are within the scope of the authority of their respective committees.

Executive sessions, which are meetings of non-employee directors without management present, are held after each Board meeting, and after each committee meeting as scheduled by the chairpersons of the committees.  The Chairperson of the Board generally presides at executive sessions of the Board, while the chairpersons of the committees of the Board preside at executive sessions of their committees or at Board executive sessions in which the principal items to be considered are within the scope of the authority of their respective committees.

Other Corporate Governance Matters

Both the Board of Directors and management of the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage.  Our Board has been constructed with an emphasis on independence and the mix of characteristics, experiences, and diverse perspectives and skills most appropriate for the Company.  The Board has established position specifications, including performance criteria, for its members, the Chairperson of the Board, and the chairpersons of the standing Board committees discussed below.  These position specifications are available on the Company’s web site at www.hillenbrand.com.

The Board of Directors has also taken other measures to ensure continued high standards for corporate governance.  Specifically, the Board has adopted Corporate Governance Standards for the Board of Directors and a Code of Ethical Business Conduct that is applicable to all employees of the Company and its subsidiaries, including the Company’s Chief Executive Officer, Chief Financial

Officer, and Principal Accounting Officer.  No waivers of the requirements of our Code of Ethical Business Conduct were granted during fiscal year 2014.

The Board regularly discusses and reviews the Corporate Governance Standards and also general principles of corporate governance to evaluate whether it can improve upon the practices and procedures of the Company.  Among other important directives, the Corporate Governance Standards require (i) independent directors to constitute at least 70 percent of the Board; (ii) each non-employee director to hold shares of the Company’s common stock in an amount equal to five times the director’s annual cash compensation by the fifth anniversary of his or her election to the Board; and (iii) immediate resignation from any director who receives less than a majority of the votes cast in an uncontested election.  See the discussion under the heading “Proposal No. 4” below for information regarding the proposed amendment to the Company’s Restated and Amended Articles of Incorporation that would establish in the Company’s Articles a majority vote standard for shareholder elections of directors.

The Company’s Insider Trading and Disclosure Policy, which applies to all employees and directors, also promotes sound corporate citizenship and includes, among other provisions, an anti-hedging provision with respect to the Company’s stock.

The Company’s Corporate Governance Standards and Code of Ethical Business Conduct are available on the Company’s web site at www.hillenbrand.com or in print to any shareholder who requests copies through the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.

Determinations with Respect to Independence of Directors

The Corporate Governance Standards adopted by the Board of Directors, in accordance with New York Stock Exchange listing standards, require the Board to make an annual determination regarding the independence of each of the Company’s directors and provide standards for making those determinations.  The Board made those determinations for each member of the Board on December 3, 2014, based on an annual evaluation performed by and recommendations made by the Nominating/Corporate Governance Committee of the Board.

To assist in the Board’s determinations, each director completed materials designed to identify any relationships that could affect the director’s independence under the applicable New York Stock Exchange and SEC rules.  On the basis of these materials and the standards described above, the Board determined that each of Helen W. Cornell, Mark C. DeLuzio, Joy M. Greenway, Thomas H. Johnson, F. Joseph Loughrey, Eduardo R. Menascé, Neil S. Novich, and Stuart A. Taylor, II is independent.

On the basis of the standards described above and the materials submitted by the directors, the Board determined that W August Hillenbrand does not meet the standards for director independence because of an agreement we have with him to provide him with certain benefits.  We assumed that agreement from our former corporate parent in connection with our spin-off in 2008.  Details concerning the agreement are described below under the heading “Certain Relationships and Related Person Transactions” and in the “Compensation of Directors” section of this proxy statement.  In addition, the Board determined that Joe A. Raver does not meet the director independence standards because of his current service as President and CEO of the Company.  The Board also determined that Edward B. Cloues, II does not meet the director independence standards because of his prior service as Chief Executive Officer of K-Tron International, Inc. before it was acquired by the Company.  Accordingly, none of these non-independent directors serves on the Audit, Compensation, or Nominating/Corporate Governance Committees of the Board of Directors.

Committees of the Board of Directors

It is the general policy of the Company that significant decisions be considered by the Board as a whole.  As a consequence, the standing (or permanent) committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly held company.  Currently those committees are the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, and Mergers and Acquisitions Committee, each of which has a written charter adopted by the Board of Directors.  The Nominating/Corporate Governance Committee recommends the members and chairpersons of those committees to the Board.  The Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee are made up of only independent directors.  The current charter for each of the Board’s standing committees is available on the Company’s web site at www.hillenbrand.com and is available in print to any shareholder who requests it through the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5209.

In furtherance of its policy of having significant decisions made by the Board as a whole, the Company has an orientation and continuing education process for Board members that includes the furnishing of extensive materials, meetings with key management, visits to Company facilities, and attendance at Company and industry events.  Moreover, the directors’ education includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations and Audit Committee-sponsored financial literacy and legal and regulatory compliance training.  Throughout their terms, directors are expected to continue to deepen their experience in the industries and markets served by the Company and to remain generally apprised of trends and developments in corporate governance.

Audit Committee.  The Audit Committee has general oversight responsibilities with respect to the Company’s financial reporting and financial controls, as well as all financial-related risks facing the Company.  The Audit Committee annually reviews the Company’s financial reporting process, its system of internal controls regarding accounting, legal, and regulatory compliance and ethics that management or the Board has established, and the internal and external audit processes of the Company.  During fiscal year 2014, the Audit Committee consisted of Eduardo R. Menascé (Chairperson), Joy M. Greenway, Thomas H. Johnson, and Stuart A. Taylor, II.  Each current member of the Audit Committee is independent under SEC Rule 10A-3 and New York Stock Exchange listing standards.  In accordance with the Audit Committee Charter, the Board has determined that the simultaneous service by Mr. Menascé on the audit committees of two other public companies does not impair his ability to serve on the Company’s Audit Committee.

Each member of the Audit Committee meets the financial literacy guidelines established by the Board in the Audit Committee Charter.  The Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business.  The Board of Directors has determined that each current member of the Audit Committee is an “audit committee financial expert” as that term is defined in Item 407(d) of SEC Regulation S-K.

Compensation and Management Development Committee.  The Compensation and Management Development Committee (the “Compensation Committee”) assists the Board in ensuring that the officers and key management of the Company are effectively compensated in terms of salaries, incentive compensation, and other benefits that are internally equitable and externally competitive.  As described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee is guided by its compensation philosophy — that executives should be fairly compensated for creating appropriate long-term returns for shareholders.  As noted above, the Compensation Committee also analyzes and determines the risks, if any, created by our compensation policies and practices.  In addition, the Compensation Committee is responsible for reviewing and assessing the talent development and succession management actions concerning the officers and key employees of the Company.  During fiscal year 2014, the Compensation Committee consisted of Neil S. Novich (Chairperson), Helen W. Cornell, Mark C. DeLuzio, and F. Joseph Loughrey.  Each current member of the Compensation Committee is independent as defined by New York Stock Exchange listing standards and SEC rules.

Nominating/Corporate Governance Committee.  The Charter for the Nominating/Corporate Governance Committee provides that the primary function of this Committee is to assist the Board of Directors in (i) ensuring that the Company is operated in accordance with prudent and practical corporate governance standards; (ii) ensuring that the Board consists of an appropriate number of independent directors, sufficient to satisfy the 70 percent threshold established by the Company’s Corporate Governance Standards and the majority threshold established by New York Stock Exchange standards and other regulations; and (iii) identifying candidates for the Board.  This Committee also assists the Audit Committee with oversight of the Company’s non-financial ethical, legal, and regulatory compliance.

During fiscal year 2014, the Nominating/Corporate Governance Committee consisted of F. Joseph Loughrey (Chairperson), Helen W. Cornell, Mark C. DeLuzio, Joy M. Greenway, Thomas H. Johnson, Eduardo R. Menascé, Neil S. Novich, and Stuart A. Taylor, II.  Each current member of the Nominating/Corporate Governance Committee is independent as defined by New York Stock Exchange listing standards and SEC rules.

The Board has adopted position specifications applicable to members of the Board, and nominees for the Board recommended by the Nominating/Corporate Governance Committee must meet the qualifications set forth in those position specifications.  The specifications provide that a candidate for director should not ever have (i) been the subject of an SEC enforcement action in which he or she consented to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor; (ii) had any license suspended or revoked due to misconduct of any type; or (iii) violated any fiduciary duty to the Company or any provision of its Code of Ethical Business Conduct.  Additionally, each candidate for director should exhibit the following characteristics:

•                  Have a reputation for industry, integrity, honesty, candor, fairness, and discretion;

•                  Be an acknowledged expert in his or her chosen field(s) of endeavor, which area of expertise should have some relevance to the Company’s businesses or operations;

•                  Be knowledgeable, or willing and able to quickly become knowledgeable, in the critical aspects of the Company’s businesses and operations;

•                  Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation; and

•                  For new non-employee directors, meet the New York Stock Exchange independence standards then in effect.

The Nominating/Corporate Governance Committee reviews incumbent directors against the position specifications applicable to members of the Board of Directors and independence standards set forth in New York Stock Exchange listing standards and SEC rules.  The Nominating/Corporate Governance Committee oversees a formal evaluation of the whole Board and its various committees on an annual basis, and it assesses the effectiveness of the individual directors at such intervals as it deems appropriate.

The Board typically engages and pays a fee to a third-party consultant to assist in performing the annual Board evaluation and also in identifying and evaluating potential director nominees.

While the Company does not have a formal policy regarding diversity among our directors, the Board believes that diversity in the broadest sense is good business, and it seeks talented people with diverse backgrounds, skills, and perspectives who can work together to lead the Company to long-term success.

The Nominating/Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates.  Any such recommendations should be communicated to the Chairperson of the Nominating/Corporate Governance Committee in the manner described below under the heading “How You Can Communicate with Directors” and should be accompanied by the information required under the Company’s By-laws for shareholder nominees.

The Company’s By-laws provide that nominations of persons for election to the Board of Directors may be made for any meeting of shareholders at which directors are to be elected by or at the direction of the Board or by any shareholder entitled to vote for the election of members of the Board at the meeting.  For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and any nominee must satisfy the qualifications established by the Board from time to time as contained in the Company’s proxy statement for the immediately preceding Annual Meeting of shareholders or posted on the Company’s web site at www.hillenbrand.com.

To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary at the Company’s principal offices not later than (i) in the case of the Annual Meeting, 100 days prior to the anniversary of the date of the immediately preceding Annual Meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming Annual Meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of (a) 100 days prior to the forthcoming meeting date, or (b) the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date); and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date.  The notice given by a shareholder must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (v) the consent in writing of each nominee to serve as a director of the Company if so elected; and (vi) a description of the qualifications of such nominee to serve as a director of the Company.

Mergers and Acquisitions Committee.  The Mergers and Acquisitions Committee (the “M&A Committee”) provides advice and counsel to management and the Board with respect to the Company’s various strategic alternatives, the composition of the Company’s business portfolio, and the alignment of the portfolio with the Company’s strategy.  The M&A Committee also advises management with respect to the development and execution of the Company’s general acquisition and divestiture criteria, as well as its internal transactional processes and metrics.  While this Committee reviews significant transactions with management, the authority to actually approve such transactions rests with the full Board.  During fiscal year 2014, the M&A Committee consisted of Stuart A. Taylor, II (Chairperson), Edward B. Cloues, II (until February 26, 2014), Helen W. Cornell, Mark C. DeLuzio (until February 26, 2014), Thomas H. Johnson (until February 26, 2014), and Neil S. Novich.

Certain Relationships and Related Person Transactions

The Corporate Governance Standards for the Board require that all transactions between the Company or its subsidiaries and any “related person” (as such term is defined in applicable securities regulation) must be reviewed and pre-approved pursuant to the terms of the Company’s Related Person Transaction Policy.  The Related Person Transaction Policy requires approval of such transaction by the Nominating/Corporate Governance Committee, in the case of material or disclosable transactions, or by the Chairperson of that Committee, in the case of immaterial and non-disclosable transactions.  The Related Person Transaction Policy requires that the Nominating/Corporate Governance Committee or its Chairperson, as applicable, consider all relevant facts and circumstances of the transaction, including the commercial reasonableness of the terms, the benefit and perceived benefit to the Company, the availability of alternative transactions, the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person.  If the related person is an independent director (or an immediate family member of an independent director), then the impact on the director’s independence shall also be considered.

Thomas H. Johnson, a director of the Company, through various companies owned by him or in which he owns an interest, owns (i) 100 percent of the Menke Funeral Home in Sun City, Arizona, and the Whitney & Murphy Funeral Home in Scottsdale, Arizona, and (ii) a 25 percent interest in the Weigel Funeral Home in Batesville, Indiana.  Those funeral homes purchase products from the Company’s Batesville subsidiary at market prices.  In fiscal year 2014, the total amount of purchases made from Batesville by those three funeral homes was $511,862, and purchases during fiscal 2015 are projected to remain consistent with prior years.

In connection with the spin-off of our Company in April of 2008, we were required to assume a binding contract between our former parent corporation, Hillenbrand Industries, Inc., and our director W August Hillenbrand, who had served as CEO of that corporation from 1989 until 2000.  Pursuant to that contract, which is not subject to modification without the consent of both parties, Mr. Hillenbrand is contractually entitled to receive lifetime annual supplemental pension fund payments directly related to his time as an executive of Hillenbrand Industries, which totaled $411,364 in fiscal year 2014.  That contract also entitled Mr. Hillenbrand to certain other benefits, all related to his service as CEO of Hillenbrand Industries, consisting of provision of a personal assistant and reimbursement of medical expenses not covered by insurance and certain other miscellaneous expenses, totaling $103,999 in fiscal year 2014.  During fiscal year 2014, the aggregate value of all of these items totaled $515,363.

How You Can Communicate with Directors

Shareholders of the Company and other interested persons may communicate with the Chairperson of the Board, the chairpersons of the Board’s committees, or the non-management directors of the Company as a group, by sending an email to our Investor Relations Department at investors@hillenbrand.com.  The email should specify which of the foregoing is the intended recipient so that it can be forwarded accordingly.

Attendance at Meetings

The upcoming Annual Meeting will be the seventh Annual Meeting of the Company’s shareholders.  It is anticipated that all Company directors will be in attendance at the Annual Meetings of the shareholders.  The Chairperson of the Board generally presides at the Annual Meetings of shareholders, and the Board holds one of its regular meetings in conjunction with each such Annual Meeting.  All of the directors attended the Company’s 2014 Annual Meeting of shareholders.

The Board held a total of seven meetings during the fiscal year ended September 30, 2014.  During that fiscal year, the Compensation Committee held six meetings, the Nominating/Corporate Governance Committee held four meetings, and the Audit Committee met ten times.  No member of the Board of Directors attended fewer than 75 percent of the aggregate of the number of meetings of the full Board of Directors and the number of meetings of the committees on which he or she served during fiscal year 2014.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee had no interlocks or insider participation during fiscal year 2014.  Specifically in that regard, during fiscal year 2014, Ms. Cornell and Messrs. DeLuzio, Loughrey, and Novich were the directors who served on the Compensation Committee of the Company.  None of such directors:

•                  Is or has at any time been an officer or employee of the Company or any of its subsidiaries; or

•                  Has or has had at any time any direct or indirect interest in an existing or proposed transaction involving more than $120,000 in which the Company is, was, or was proposed to be a participant, or that is otherwise required to be disclosed by us under the proxy disclosure rules.

Also in that regard, during fiscal year 2014 none of our executive officers served as a member of the board of directors or on the compensation committee of another company, which other company had an executive officer who served on our Board of Directors or our Compensation Committee.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

We believe it is important for our directors and executive officers to own stock in the Company.  In that regard, each non-employee director is required, within five years after becoming a director, to own and maintain ownership of a minimum number of shares of our common stock equal in value to five times his or her annual cash compensation.  Such ownership includes shares of restricted stock and restricted stock units but not shares that underlie unexercised stock options.  In addition, non-employee directors are required to hold any vested shares of stock awarded as part of their annual equity compensation until the occurrence of one of the following:  a change in control of the Company, the director’s death or permanent and total disability, or one day after the date the director ceases to be a director of the Company.  Ownership requirements for our Named Executive Officers and other executive officers are detailed in the “Compensation Discussion and Analysis” section of this proxy statement.

The table below shows shares beneficially owned by all directors and executive officers as of December 19, 2014.

Security Ownership of Directors:

Name	Shares (1) Beneficially Owned As Of December 19, 2014		Percent Of Total Shares Outstanding

F. Joseph Loughrey — Chairperson	50,401	(2)	*

Edward B. Cloues, II	18,844	(3)	*

Helen W. Cornell	13,911	(4)	*

Mark C. DeLuzio	47,843	(5)	*

Joy M. Greenway	5,322	(6)	*

W August Hillenbrand	1,109,991	(7)	1.76%

Thomas H. Johnson	33,725	(8)	*

Eduardo R. Menascé	36,967	(9)	*

Neil S. Novich	22,502	(10)	*

Joe A. Raver	275,857	(11)	*

Stuart A. Taylor, II	37,931	(12)	*

Security Ownership of Named Executive Officers:

Name	Shares (1) Beneficially Owned As Of December 19, 2014		Percent Of Total Shares Outstanding

Kristina A. Cerniglia (13)	38,883	(14)	*

Cynthia L. Lucchese (15)	—		—

Elizabeth E. Dreyer (16)	26,829	(17)	*

Thomas Kehl	13,496	(18)	*

Kimberly K. Ryan	169,243	(19)	*

Scott P. George	86,543	(20)	*

All directors and executive officers of the Company as a group, consisting of 21 persons	2,279,942		3.57%

*                                         Ownership is less than one percent of the total shares outstanding.

(1)                                 The Company’s only class of equity securities outstanding is common stock without par value.  Except as otherwise indicated in these footnotes, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them.  None of the shares beneficially owned by directors or executive officers is pledged as security.  Information regarding shares beneficially owned by Mr. Raver, our President and CEO, is included in the “Security Ownership of Directors” table above.

(2)                                 Includes 30,401 restricted stock units held on the books and records of the Company.

(3)                                 Includes 18,844 restricted stock units held on the books and records of the Company.

(4)                                 Includes 1,500 shares held by trust of which Ms. Cornell is trustee, and 12,411 restricted stock units held on the books and records of the Company.

(5)                                 Includes 28,725 restricted stock units held on the books and records of the Company and 19,118 shares acquired with deferred director fees and held on the books and records of the Company under the Board deferred compensation plan.

(6)                                 Includes 5,322 restricted stock units held on the books and records of the Company.

(7)                                 Includes (i) 38,883 restricted stock units held on the books and records of the Company; (ii) 11,718 shares acquired with deferred director fees and held on the books and records of the Company under the Board deferred compensation plan; (iii) 95,808 shares owned beneficially by W August Hillenbrand’s wife, Nancy K. Hillenbrand; (iv) 43,137 shares owned by grantor retained annuity trusts; and (v) 643,187 shares owned of record, or which may be acquired within 60 days, by trusts of which W August Hillenbrand is trustee or co-trustee.  Mr. Hillenbrand disclaims beneficial ownership of the 643,187 shares owned by trusts of which he is a trustee.

(8)                                 Includes 28,725 restricted stock units held on the books and records of the Company.

(9)                                 Includes 36,967 restricted stock units held on the books and records of the Company.

(10)                          Includes 19,655 restricted stock units held on the books and records of the Company and 2,847 shares acquired with deferred director fees and held on the books and records of the Company under the Board deferred compensation plan.

(11)                          Includes 210,797 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 19, 2014.

(12)                          Includes 27,596 restricted stock units held on the books and records of the Company and 10,335 shares acquired with deferred director fees and held on the books and records of the Company under the Board deferred compensation plan.

(13)                          Ms. Cerniglia was appointed as Senior Vice President and Chief Financial Officer of the Company effective August 7, 2014.

(14)                          Includes 38,883 restricted stock units held on the books and records of the Company.

(15)                          Ms. Lucchese resigned from her position as Senior Vice President and Chief Financial Officer of the Company effective March 31, 2014.

(16)                          Ms. Dreyer, the Company’s Vice President, Controller and Chief Accounting Officer, served also as interim Chief Financial Officer of the Company from April 1, 2014, until August 7, 2014.  As disclosed in our Current Report on Form 8-K filed with the SEC on November 18, 2014, Ms. Dreyer resigned effective January 2, 2015.

(17)                          Includes 17,640 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 19, 2014, and 5,332 restricted stock units held on the books and records of the Company.  In connection with Ms. Dreyer’s resignation as previously announced, a portion of such restricted stock units will not vest and are forfeited.

(18)                          Includes 5,869 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 19, 2014, and 7,627 restricted stock units held on the books and records of the Company.

(19)                          Includes 130,123 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 19, 2014, and 15,515 restricted stock units held on the books and records of the Company.

(20)                          Includes 69,832 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 19, 2014, and 9,659 restricted stock units held on the books and records of the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE THAN 5 PERCENT OF THE COMPANY’S COMMON STOCK

The following table provides information regarding all persons or entities known to us that, as of the date indicated, were beneficial owners of more than 5 percent of the Company’s common stock.

Name	Shares Beneficially Owned As Of December 19, 2014		Percent Of Total Shares Outstanding

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	6,515,415	(1)	10.36%

Vanguard Group, Inc. P.O. Box 2600, V26 Valley Forge, PA 19482	3,997,913	(2)	6.36%

BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105	3,209,346	(3)	5.10%

(1)                                 This information is based on a Form 13F-HR filed by Franklin Resources, Inc. with the Securities and Exchange Commission on November 12, 2014; reflects shared investment discretion with respect to all shares; reflects sole voting power with respect to 6,266,697 shares, and no voting power with respect to 248,718 shares.

(2)                                 This information is based on a Form 13F-HR filed by Vanguard Group, Inc. with the Securities and Exchange Commission on November 12, 2014; reflects sole investment discretion with respect to 3,919,059 shares, and shared investment discretion with respect to 78,854 shares; reflects sole voting power with respect to 84,154 shares, and no voting power with respect to 3,913,759 shares.

(3)                                 This information in based on a Form 13F-HR filed by BlackRock Fund Advisors with the Securities and Exchange Commission on October 29, 2014; reflects sole investment discretion and voting power with respect to all shares.

EXECUTIVE COMPENSATION

Letter from the Chairperson of the Compensation and Management Development Committee:

In 2014, Hillenbrand, Inc. continued to evolve into a world-class global diversified industrial company.  The Company remains committed to its strategy of growing organically and through acquisitions while maintaining a strong balance sheet and superior cash generation.  The Compensation Committee plays an important role in driving the Company’s success by aligning executive compensation with strategy.

Our Compensation Philosophy.  The Compensation Committee seeks to ensure that management is focused and motivated by implementing compensation practices that follow our adopted compensation philosophy — that executives be fairly compensated for creating appropriate long-term returns for shareholders.  The Committee monitors the compensation practices it implements and adapts them from time to time to appropriately align with our compensation philosophy.  This philosophy strongly emphasizes compensation that is performance-based.  It also recognizes that creating shareholder value takes time.  Therefore, while a portion of our executives’ performance-based compensation is driven by annual performance, a greater portion is based on longer measurement periods.  We believe our compensation philosophy is best executed through a commitment to long-term incentive compensation, particularly in light of the Company’s increased exposure to cyclicality, which necessarily accompanies our diversification into higher growth industries.

Compensation Program Changes.  Each year the Committee evaluates the Company’s compensation program, refining it if necessary or appropriate to align with changing compensation trends and market and industry conditions.  For example, in 2014 we implemented a new component to our Long-Term Incentive Compensation (LTIC) program:  a portion of the annual LTIC awards made to our executives is now determined based on the Company’s total shareholder return (TSR) relative to that generated by our peers.  This incentive supports the overall Company goal of delivering superior and sustainable shareholder results through stock appreciation and dividends.

Introduction to CD&A.  The Compensation Discussion and Analysis that follows highlights the Committee’s actions to align executive compensation with Company strategy and with the interest of shareholders.  The section begins by introducing the Company’s executive officers and its Executive Compensation Philosophy, which is driven by a strong commitment to performance-based compensation.  The CD&A also focuses on the process and factors considered in determining our executives’ compensation.  Then the components of compensation are described, including our performance based short-term and long-term incentive compensation plans.  Finally, the CD&A provides a summary of the employment-related agreements we have with our executives, as well as certain of the Company’s compensation-related policies.

All of us at Hillenbrand wish to express our gratitude to you, our shareholders, for your investment, trust, and continued support.  Together we will continue to make decisions that we believe will sustain the creation of long-term shareholder value.

Respectfully,

Neil S. Novich
Chairperson, Compensation and
Management Development Committee

PART I:  COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Part I of this “Executive Compensation” section presents a thorough discussion of our executive compensation philosophy, policies, actions, decisions (and the basis for such decisions), and procedures as they relate to our executive officers who are included in the compensation disclosures in this proxy statement pursuant to SEC rules — persons who are identified as our “Named Executive Officers.”  The discussion in this section is organized as follows:

•                  Our Executive Compensation Philosophy

•                  Process for Determining Compensation

•                  Compensation of Our Named Executive Officers for Fiscal Year 2014

•                  Retirement and Savings Plans

•                  Employment Agreements and Termination Benefits

•                  Other Personal Benefits

•                  Compensation-Related Policies

Part II of this “Executive Compensation” section is a report from the Compensation and Management Development Committee of our Board of Directors (the “Compensation Committee”).  Following that report, in Part III, we present numerous tables that report in detail the compensation of, and the potential amounts payable by the Company under certain contractual agreements with, the Named Executive Officers.  Part IV provides information regarding the engagement of Ernst & Young LLP, the independent compensation consultant engaged by the Compensation Committee.  Part V provides information relating to the compensation-related risk assessment and management strategies employed by the Company.

We have attempted to enhance the accessibility of the information presented by the use of tables and charts as much as possible.  We encourage you to keep two basic thoughts in mind as you read:

•                  First, the compensation of our Named Executive Officers is set by our Compensation Committee, which is a committee of independent directors.

•                  Second, a significant portion of each Named Executive Officer’s compensation is variable based on individual performance and the performance of the Company or its applicable business unit.  This design aligns compensation with the interests of the shareholders of the Company.

Our Named Executive Officers.  SEC rules identify our “Named Executive Officers” as those persons who served as (i) our principal executive officer during the year ended September 30, 2014, (ii) our principal financial officer during the year ended September 30, 2014, and (iii) our other three most highly compensated executive officers for the year ended September 30, 2014.  Effective March 31, 2014, Cynthia L. Lucchese resigned from her position as Senior Vice President and Chief Financial Officer of the Company and, at such time, Elizabeth E. Dreyer, the Company’s Vice President, Controller and Chief Accounting Officer, was appointed to serve also as interim Chief Financial Officer.  On August 7, 2014, Kristina A. Cerniglia was appointed as Senior Vice President and Chief Financial Officer.  Accordingly, as a result of Ms. Lucchese, Ms. Dreyer, and Ms. Cerniglia each having served as our principal financial officer during the year, each is a Named Executive Officer and the Company will report and discuss the compensation information required in this proxy statement for the following seven Named Executive Officers:

Joe A. Raver	President and Chief Executive Officer
Kristina A. Cerniglia	Senior Vice President and Chief Financial Officer (effective August 7, 2014)
Cynthia L. Lucchese	Former Senior Vice President and Chief Financial Officer (resigned effective March 31, 2014)
Elizabeth E. Dreyer	Vice President, Controller and Chief Accounting Officer; Interim Chief Financial Officer (March 31, 2014—August 7, 2014)
Thomas Kehl	Senior Vice President and President of Coperion
Kimberly K. Ryan	Senior Vice President and President of Batesville
Scott P. George	Senior Vice President, Corporate Development

Our Executive Compensation Philosophy

Our Compensation Committee has adopted the following Executive Compensation Philosophy, which describes the objectives and principles of our executive compensation program and which is used as the guide to our program design and compensation decisions.

Hillenbrand’s executives should be fairly compensated for creating appropriate long-term returns for shareholders.

The executive compensation program is designed to ensure officers and key management personnel are effectively compensated in terms of base salary, incentive compensation, and other benefits that advance the long-term interest of Hillenbrand’s shareholders.

The compensation program is based on the following principles:

•                  Reinforcing the absolute requirement for ethical behavior in all practices;

•                  Aligning management’s interests with those of shareholders;

•                  Motivating management to achieve superior results by paying for sustainable performance;

•                  Ensuring competitive compensation in order to attract and retain superior talent;

•                  Maintaining a significant portion of at-risk compensation (superior performance is rewarded with commensurate incentives, while little to no incentive is paid for underperformance);

•                  Delineating clear accountabilities; and

•                  Providing clarity and transparency in compensation structure.

Compensation Program Features and Best Practices.  Our compensation philosophy and the objectives and principles described above serve as the foundation for our executive compensation program.  Building on this foundation, our Compensation Committee and the full Board continually seek improvement and alignment with best practices — both in our compensation program itself and in our corporate governance practices that support it — by soliciting feedback from shareholders and consulting the Company’s independent compensation consultant and other advisors.  The result is a compensation program characterized by certain distinct features highlighted below that strengthen the performance orientation of our executive compensation program and reflect our ongoing commitment to aligning executive pay with long-term shareholder value.

We Do

✓                 Pay for performance

✓                 Benchmark Named Executive Officer target compensation to the 50th percentile of peer group compensation

✓                 Stock ownership guidelines: for directors, five times annual cash compensation; for CEO, five times base salary; for Senior Vice Presidents, two times base salary

✓                 At least 75 percent of CEO’s target core compensation is at risk

✓                 Independent Chairperson of the Board and over 70 percent of directors required to be independent

✓                 Directors must resign if they receive less than a majority of the votes cast in an uncontested election

✓                 Compensation Committee composed entirely of outside, independent directors

✓                 Independent compensation consultant, hired by and reporting directly to the Compensation Committee

✓                 Multiple performance metrics drive our incentive compensation plans, including a relative metric that measures our performance against our compensation peer group

✓                 Clawback provisions in incentive compensation plans apply in the event of restatement of financials

✓                 Incentive compensation and other arrangements are intended to qualify for deduction under Section 162(m) of Internal Revenue Code

We Do Not

x                No re-pricing, exchanging, or cashing out of “underwater” stock options without shareholder approval

x                No spring-loading, back-dating, or similar practices that “time” the grant of our equity awards

x                No stock options granted below fair market value

x                No “recycling” (into the equity plan pool) of Company shares that are (i) used to pay an award exercise price or withholding taxes, or (ii) repurchased on the open market with the proceeds of a stock option exercise price

x                No transferability of stock options for consideration

x                No single-trigger change in control agreements for executives

x                No change in control tax gross-ups for executives

x                No liberal change in control definition in equity plan

x                No short sales or hedging of Company securities by executives

Key Point: Our Focus on Performance-Based Compensation.  It is important to note that the central theme of the compensation philosophy of Hillenbrand and our Compensation Committee is that a significant portion of each Named Executive Officer’s compensation will be “performance-based” and, therefore, at risk.  This theme is highlighted in the table below, which summarizes the components of our executive compensation program.  A more detailed discussion of each of these components and the plans under which they are provided appears later in this “Compensation Discussion and Analysis” section.

Component	Description And Purpose

Base Salary	Fixed compensation intended to provide a base level of income and aid in the attraction and retention of talent in a competitive market.

Short-Term Incentive Compensation (“STIC”)

Variable annual cash bonus designed to motivate and reward individuals based on achieving both company (Hillenbrand or its business units, as applicable) and individual performance goals for a given fiscal year. Also aids in the attraction and retention of talent in a competitive market.

Long-Term Incentive Compensation (“LTIC”)

Variable annual equity grant with three-year vesting period designed to reward executives for creating long-term shareholder value and for their individual contributions to the Company’s performance, as well as to motivate future contributions and decisions aimed at increasing shareholder value. Also aids in the attraction and retention of talent in a competitive market.

Retirement and Other Benefits	Fixed component of compensation intended to protect against catastrophic expenses (healthcare, disability, and life insurance) and provide opportunity to save for retirement (pension and 401(k)).

Post-Termination Compensation (Severance and Change in Control)	Severance program designed to allow executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment.

The first three compensation components shown in the above table (base salary, STIC, and LTIC) make up what is generally referred to as an employee’s “core compensation.”  While the core compensation of our Named Executive Officers consists of both fixed and variable components, a significant portion is variable, or performance-based.  Each of the Named Executive Officers receives a base salary regardless of the performance of the Company in any individual year.  Any particular officer’s salary can be and is modified from year to year based on such officer’s individual performance and changes in responsibilities, as determined by the CEO or our Compensation Committee, as applicable.  Beyond base salary, each of our Named Executive Officers is eligible to receive STIC and LTIC, but those components of compensation are variable and at risk, dependent upon the performance of the relevant business(es) and the individual performance of the officer.  STIC payouts vary based on the annual performance of the Company or its applicable business unit and the individual officer, while LTIC payouts vary based on the performance of the Company or business unit over a three-year measurement period.  Detailed explanations of our performance-based STIC and LTIC programs are provided in the pages that follow.

Our commitment to performance-based compensation is illustrated by the following chart, which shows the fixed (base salary) and variable (STIC and LTIC) core compensation at target levels for our President and CEO for fiscal year 2014:

This chart shows that 75 percent of the target core compensation of the Company’s President and CEO for the year was performance-based, and at risk, while 25 percent was fixed.  The Compensation Committee believes that this approach to compensating our President and CEO, and the similar approach taken with the other Named Executive Officers, aligns executive compensation appropriately with the interests of shareholders of the Company and creates incentives for executives to act in the best interests of the shareholders.

Target Core Compensation Mix.  The Compensation Committee’s approach to creating annual target STIC and LTIC awards for Named Executive Officers, and the principles driving that approach, are discussed in more detail below.  This approach generally produces a core compensation mix of approximately 25 percent base salary, 25 percent STIC, and 50 percent LTIC for our President and CEO, as reflected in the chart above.  A similar mix is produced with respect to our other Named Executive Officers, although other executives generally have a slightly higher percentage of base salary, and a slightly lower percentage of STIC and LTIC, than our President and CEO.  Given the role of the CEO in ultimately driving results throughout the organization, the Committee believes it to be appropriate and in the best interests of shareholders for a higher percentage of the CEO’s compensation to be performance-based and at risk.  It should also be noted that from time to time our executives may receive equity awards that are time-based instead of performance-based, as reflected by outstanding equity currently held by certain of our non-CEO Named Executive Officers.  Additional detail regarding such awards, including circumstances under which they may be issued, are provided in the pages that follow and in the tables found in Part III below.

Process for Determining Compensation

During November and December of each year, the Compensation Committee takes the following actions:

•                  It sets the base salaries of the Named Executive Officers for the coming calendar year.

•                  It adjusts, if deemed appropriate, the STIC target award formula for each Named Executive Officer and establishes the performance objectives that are to be used in the award formula for the new fiscal year.  See the discussion below under the heading “Annual Cash Incentive Awards” for more details regarding performance objectives and the STIC award formula.

•                  With support from the Company’s internal audit team, it certifies performance and confirms the computation of the actual STIC awards to be paid to the Named Executive Officers with respect to the fiscal year ended on the preceding September 30.

•                  It makes LTIC grants to the Named Executive Officers and determines the performance objectives that are to be used in the award formula.  See the discussion below under the heading “Long-Term Incentive Compensation (LTIC)” for more details regarding performance objectives and the LTIC award formula.

•                  With support from the Company’s internal audit team, it certifies performance and confirms the computation of the actual award amounts to be paid to the Named Executive Officers with respect to performance-based LTIC awards whose three-year performance measurement period ended on the preceding September 30.

Factors Considered in Setting Compensation

General.  In establishing and adjusting the elements of our executive compensation program and the compensation packages for the Named Executive Officers, the Compensation Committee considers and analyzes a number of factors.  No single factor determines the outcome of the Committee’s work.  The Compensation Committee strives to establish compensation packages for the Named Executive Officers that enable the Company to attract, motivate, and retain the executive talent needed to operate the Company in a manner that is in the best interests of the shareholders.

Factors the Compensation Committee considers are discussed below.  They are not discussed in any order of priority, and no one factor standing alone is necessarily more important than the others.

Peer Group Data.  The Compensation Committee compares the components and levels of our compensation program to those of a selected peer group of companies.  Our Compensation Committee believes that we have to remain competitive in order to attract, retain, and motivate our executive talent and believes that when the Company exceeds expected performance targets, our Named Executive Officers should be rewarded accordingly.

Our Compensation Committee benchmarks the target compensation of our Named Executive Officers to the 50th percentile of the compensation paid by our peer group, although actual compensation paid in any given year may be above or below the benchmark, as a result of the performance-based nature of our executive compensation program and a variety of other factors that the Committee considers in setting compensation.

The Compensation Committee regularly reviews the composition of the Company’s peer group and, as appropriate, updates the group to reflect changes among peer companies, industry consolidation, and the Company’s own evolution as a global diversified industrial company.  In developing our peer group, our Compensation Committee, aided by its independent compensation consultant, reviews various business attributes and financial metrics to assess whether additions or deletions to the current peer group are appropriate.  Qualitative factors considered in developing the peer group include the complexity of a company’s product line, extent of its global operations, and cyclicality of its business.  Quantitative factors include revenues, free cash flow, operating income, return on invested capital, and number of employees, among others.  In addition, various members of management provide input to the Committee relative to understanding the Company’s key financial metrics, key competitors for talent, key competitors in the markets we serve, the Company’s business plan, and other factors.  Notwithstanding the above, decisions regarding the composition of the peer group ultimately rest with the Compensation Committee.

After making significant changes to the Company’s peer group during fiscal year 2013 to more closely align the group with the Company’s growing scope and revenues and changing portfolio, the Compensation Committee did not make any changes to the group in fiscal year 2014.  Consequently, the peer group for fiscal year 2014 again consisted of the following 16 companies:

Acuity Brands, Inc. Bruker Corporation CLARCOR, Inc. EnPro Industries, Inc. Graco Inc. Herman Miller, Inc. HNI Corporation IDEX Corporation	Itron, Inc. John Bean Technologies Corporation Matthews International Corporation Rexnord Corporation Steelcase Inc. Tempur Sealy International Inc. The Middleby Corporation Waters Corporation

Independent Compensation Consultant Expertise.  The Compensation Committee engages an independent compensation consultant to provide various items of relevant information and to perform various services for the Committee in connection with the establishment of the elements of our executive compensation program.  Ernst & Young LLP (“EY”) has been the Committee’s independent compensation consultant since 2008.  The Compensation Committee seeks and considers the expert advice and recommendations of the independent compensation consultant in connection with the administration of our compensation program and the establishment of appropriate compensation components and levels with respect to our Named Executive Officers.

The independent compensation consultant advises the Compensation Committee on an ongoing basis with regard to the general competitive landscape and trends in compensation matters, including (i) incentive plan design, (ii) peer group selection and competitive market analyses, (iii) compensation risk management, and (iv) developments in emerging trends and practices.  The consultant attends meetings of the Compensation Committee and at the request of the Chairperson participates in the Committee’s executive sessions.

See “Compensation Consultant Matters” in Part IV below for additional information regarding the Compensation Committee’s engagement of EY as its compensation consultant, as well as amounts paid to EY and its affiliates during fiscal year 2014 for executive compensation consulting and other services.

Survey Data.  In addition to peer group data, the Compensation Committee considers published compensation survey data provided by its independent compensation consultant, focusing on compensation data for companies in the manufacturing industry with revenues within a comparable range of the Company’s revenue.  The survey data provides additional compensation data targeted to the specific job responsibilities of our Named Executive Officers.

External Market Conditions.  The Compensation Committee also takes into account external market conditions when establishing the total compensation of each Named Executive Officer.  Our headquarters is located in a relatively small rural community between Indianapolis, Indiana, and Columbus, Indiana, and Cincinnati, Ohio, all of which are home to other public companies, and we must compete with companies in those metropolitan areas for our executive talent.

Individual Factors.  Individual factors are also considered by the Compensation Committee in establishing the compensation packages of our Named Executive Officers.  These factors include the level and breadth of experience and responsibility of the officer, the complexity of the position, individual performance and growth potential, and the difficulty of replacement.  Individual performance of our Named Executive Officers is evaluated in large part based upon the achievement of group and personal goals that are established by management and approved by the Compensation Committee each year.  These goals for fiscal year 2014 are described below.  The Company’s Chief Executive Officer discusses with the Compensation Committee his review and analysis of the performance of the other Named Executive Officers and makes recommendations to the Committee regarding their compensation packages.

2014 Individual Performance Goals.  Management identified and the Compensation Committee approved five common objectives for all of our Named Executive Officers for fiscal year 2014.  They were as follows:

•                  Strengthen our corporate capabilities by ensuring that resources, processes, procedures, and controls are aligned with the Company’s transformation (where it is today) and strategy (where it will be going).  This will be enhanced through the application of Lean to provide greater efficiencies and effectiveness.

•                  Ensure successful operating company performance by providing oversight and resources to drive profitable organic and acquisition growth and strong cash flows.  This will be accomplished through the establishment of clear goals and oversight to ensure goal achievement, a transparent resource allocation process, and a commitment to Lean and leadership talent development, both at the corporate and operating company levels.

•                  Actively pursue acquisitions by identifying prudent opportunities that provide attractive long-term returns for shareholders, provide revenue and earnings per share growth, meet our strategic criteria, and leverage our core competencies.  These goals will be accomplished through an active and effective screening process that engages the senior-most leadership in the identification of targets and the broader organization in evaluation.

•                  Ensure acquisition success by planning, preparing for, and executing due diligence and integration with excellence.  This will be accomplished with a specific focus on our areas of competency, including Lean, Strategic Planning, and Talent Development.

•                  Ensure we have a strong and deep talent pool with the experiences and skill sets necessary to support the corporate strategy.  This will be accomplished through creating an environment so compelling that individuals, who can compete for the best opportunities anywhere, choose us.

The following unique personal objectives were identified for each of the Named Executive Officers for fiscal year 2014:

•                  For Mr. Raver, developing and executing the Company’s strategy and business plan and achieving the Company’s financial and operational objectives; leading the Company’s growth initiatives; overseeing the Company’s acquisition activities; overseeing efforts designed to strengthen the talent pool, capabilities, and competencies of the Company; and ensuring that the Company engages in appropriate, meaningful, and transparent conversations with shareholders.

•                  For Ms. Cerniglia, providing financial leadership with excellence to the Company; ensuring appropriate processes, controls, and procedures for the operation of the corporate financial function are in place; identifying and supporting performance improvements across the Company; managing financial due diligence efforts and subsequent integration with respect to the Company’s acquisition activities; overseeing the allocation of capital; and ensuring there is a high-performing corporate finance team with the appropriate experiences and skill sets.

•                  For Ms. Lucchese, providing financial leadership with excellence to the Company; ensuring appropriate processes and procedures for the operation of the corporate financial function are in place; employing Lean throughout the finance function to increase efficiency and effectiveness; managing financial due diligence efforts and subsequent integration with respect to the Company’s acquisition activities; providing financial support where necessary to the Company’s subsidiaries; and ensuring there is a high-performing corporate finance team with the appropriate experiences and skill sets.

•                  For Ms. Dreyer, during her tenure as interim CFO, providing financial leadership with excellence to the Company; ensuring appropriate processes, controls, and procedures for the operation of the corporate financial function are in place; managing financial due diligence efforts and subsequent integration with respect to the Company’s acquisition activities; and assisting with the onboarding of the new CFO.

•                  For Mr. Kehl, developing and executing the strategic and resulting operating plan of Coperion; growing revenue, income before taxes (IBT), and cash flow organically by penetrating growing end markets, accelerating geographic expansion, and driving improved operational performance; successfully integrating the K-Tron and Coperion organizations to realize their full combined value; and identifying, executing, and integrating future strategic acquisitions in line with the Coperion strategy.

•                  For Ms. Ryan, developing and executing the strategic and the resulting operating plan for Batesville; maintaining the strong cash flow generation capabilities of Batesville; ensuring the organization is sized appropriately to demand; continuing to gain efficiencies and maintain margin through Lean; providing talent to the rest of the organization; and growing revenue, IBT, and cash in the non-casket growth businesses.

•                  For Mr. George, providing corporate development leadership with excellence to the Company; providing support to the Company’s operating subsidiaries and their staffs with respect to their corporate development activities; supervising and coordinating the work of multi-disciplinary teams involved in the Company’s acquisition and divestiture efforts, particularly as it relates to opportunity identification and analysis, due diligence, and integration; and ensuring there is a high-performing corporate development team with the appropriate experiences and skill sets.

Internal Pay Equity.  The Compensation Committee considers the differentials between the compensation levels of our Named Executive Officers in light of their respective positions and responsibilities and seeks to maintain those differentials at equitable levels, considering peer group and survey data with respect to corresponding differentials at other companies.

Aggregate Compensation.  The Compensation Committee considers the aggregate value of the Named Executive Officers’ core compensation components of base salary, STIC at target level, and LTIC at target level.  The Compensation Committee compares the aggregate amount of these elements for our Named Executive Officers to the aggregate amount of the same elements of executive officer compensation at other companies using peer group and survey data.

Our Compensation Committee benchmarks the target compensation of our Named Executive Officers to the 50th percentile of the compensation paid by our peer group, although actual compensation paid in any given year may be above or below the benchmark, due to the performance-based nature of our executive compensation program and a variety of other factors that the Committee considers in setting compensation.

Additionally, the Compensation Committee reviews “tally sheets” reflecting all compensation paid to our Named Executive Officers, including retirement and other benefits, perquisites, and amounts potentially payable to them upon a “change in control” of the Company.  The Compensation Committee also considers projections as to the potential future value of long-term equity awards made to the Named Executive Officers.

Shareholder Say on Pay Vote.  At each Annual Meeting of the Company’s shareholders since 2011, the Company has held a “Say on Pay Vote,” which is a non-binding advisory resolution stating that shareholders approve the compensation paid to the Company’s Named Executive Officers.  The Compensation Committee carefully considers the results of this vote each year.  Company shareholders have approved the Say on Pay Vote with over 96 percent support each year, except for two years ago at the 2013 Annual Meeting, where the Say on Pay Vote was approved with just over 80 percent support.  This lower rate of support, while still a clear majority, prompted the Compensation Committee to seek additional shareholder feedback and make certain changes with respect to the Company’s compensation practices and other corporate governance matters during 2013, as detailed in our proxy statement for our 2014 Annual Meeting of shareholders, filed with the SEC on January 8, 2014.  At the 2014 Annual Meeting, the Say on Pay Vote again received overwhelming support, as shareholders approved with over 98 percent of the votes cast.  The Compensation Committee believes that the historical level of support for these votes, and specifically the 2014 vote, reflects favorably on the Company’s executive compensation system as a whole and on the specific changes implemented in 2013.

Compensation of Our Named Executive Officers for Fiscal Year 2014

The discussion that follows concerning compensation decisions regarding our Named Executive Officers for 2014 should be read with the understanding that Ms. Lucchese was the Company’s Senior

Vice President and CFO at the beginning of the fiscal year when the Committee approved the compensation paid to our Named Executive Officers.  At such time, Ms. Dreyer was the Company’s Vice President, Controller and Chief Accounting Officer, and Ms. Cerniglia was not with the Company.

In considering fiscal year 2014 compensation, the Compensation Committee received from and reviewed in detail with the Committee’s independent compensation consultant an Executive Compensation Analysis reporting, among other things, the median compensation paid by members of our peer group to their highest-paid executive officers, as well as the 25th percentile, median, and 75th percentile compensation levels of similar executive officers as determined from various published compensation surveys.

Mr. Raver’s 2014 compensation was established during fiscal year 2013, in connection with his appointment by the Board as President and CEO of the Company, with an effective date of September 6, 2013.  The Compensation Committee, with the assistance of its independent compensation consultant, agreed with Mr. Raver on a compensation package that was effective for the remainder of fiscal year 2013 as well as fiscal year 2014, including a base salary and short- and long-term incentive components.  In composing this package, the Committee carefully analyzed CEO compensation within the Company’s peer group, with a particular focus on CEO tenure.  The Committee also considered published survey data and other relevant information in arriving at this compensation package.

At the beginning of fiscal year 2014, Mr. Raver provided to and discussed with the Compensation Committee his review and analysis of the performance of the other Named Executive Officers.  Mr. Raver also recommended to the Committee proposed compensation packages for the other Named Executive Officers for the year, which, at the request of the Committee, he had developed after reviewing the Executive Compensation Analysis provided to the Committee.  After discussing the recommendations, reviewing individual performance, and considering Company performance data and competitive benchmark information, the Committee approved the compensation for the Named Executive Officers.

The individual components of our Named Executive Officers’ 2014 compensation packages are described in detail below.

Base Salaries.  Our Named Executive Officers were paid the following base salaries2 during the fiscal year ended September 30, 2014:

2   The salary amounts shown in this table vary slightly from those shown in the “Summary Compensation Table” in Part III below because this table reflects salary actually paid during the fiscal year, while the “Summary Compensation Table” is presented based on salary earned during the fiscal year.

Name	Base Salary

Joe A. Raver	$600,000
Kristina A. Cerniglia [3]	$58,461
Cynthia L. Lucchese [4]	$204,773
Elizabeth E. Dreyer	$240,785
Thomas Kehl [5]	$484,105
Kimberly K. Ryan	$429,012
Scott P. George	$416,516

The Compensation Committee believes these salaries are not only appropriate in light of available comparative data and the total mix of compensation for each of these officers, but also necessary in order to provide a base level of income and aid in the attraction and retention of talent in a competitive market.

Annual Cash Incentive Awards

Overview.  The payment of annual cash short-term incentive compensation (“STIC”) to our Named Executive Officers for fiscal year 2014 was formula-based and was governed by our Short-Term Incentive Compensation Plan for Key Executives (“STIC Plan”).6

The STIC Plan is designed to motivate our Named Executive Officers to perform and to meet both company and individual objectives.  It is consistent with our philosophy that employees should share in the Company’s success when value is created for our shareholders.  The potential to be paid short-term cash incentive awards plays an important role in the attraction and retention of our Named Executive Officers.

STIC awards are calculated primarily using a formula (described in detail below) based on achievement of pre-established financial performance targets set by the Compensation Committee, with limited flexibility for the Committee to make adjustments on an officer-by-officer basis to reflect individual performance.  The process by which an officer’s STIC award is determined is as follows:

•                  At the beginning of each fiscal year, the Compensation Committee approves a formula for calculating each officer’s STIC award and sets financial performance targets for the Company or its applicable business unit that underlie this formula.

3   Ms. Cerniglia joined the Company August 7, 2014.  As such, the salary figure set forth in the table reflects only the partial year salary paid.  Her annualized salary would have amounted to $475,000.

4   Ms. Lucchese resigned effective March 31, 2014.  As such, the salary figure set forth in the table reflects only the partial year salary paid.  Her annualized salary would have amounted to $409,176.

5   Mr. Kehl is domiciled in Germany and is paid in euros.  Throughout this document, his salary and other applicable euro-denominated compensation amounts are converted from euros to U.S. dollars using the average exchange rate of euros to U.S. dollars for fiscal year 2014, which was $1.3577.

6   Because Ms. Cerniglia joined the Company toward the end of fiscal year 2014 and served as its Senior Vice President and Chief Financial Officer for only a short period during the year, she did not participate in the Company’s STIC Plan during fiscal year 2014.  When she joined the Company, she was awarded certain one-time incentives described in detail in Part III below that were designed as an inducement to her and to make her whole for certain annual and long-term incentive and bonus compensation from her prior employer that she forfeited.

•                  Following the end of the fiscal year, the Committee certifies the level of achievement of these performance targets, which achievement levels are then entered into the STIC formula for each officer.  More detail regarding achievement of performance targets is provided below under the headings “STIC Award Formula” and “Company Performance Factors.”

•                  After achievement levels are entered into the formula, the Committee then applies a Maximum Award Factor to determine the maximum, or “capped,” award that each officer is entitled to receive.  More detail regarding the determination of a maximum amount is provided below under the heading “STIC Award Formula.”

•                  Finally, the Committee evaluates the individual performance of the officer for the prior fiscal year and approves his or her actual award amount.  In approving the final award, the Committee has the authority to reduce, on an individual — not an aggregate — basis, that officer’s STIC award below the maximum, or “capped,” amount, if and to the extent deemed appropriate based on his or her individual performance.  The Committee determines whether or not such an adjustment is appropriate for our Named Executive Officers after considering individual performance reviews relating to the achievement of established goals, which are described above under the heading “Factors Considered in Setting Compensation.”

STIC Award Formula.  Our formula for calculating the maximum STIC awards potentially payable to our Named Executive Officers each year is as follows:

Base Salary	x	Individual Factor	x	Company Performance Factor	x	Maximum Award Factor	=	Maximum (or “Capped”) Potential STIC Award

The formula components are described and quantified as follows:

•                  Base Salary:  the amount of salary paid to the Named Executive Officer during the applicable fiscal year.

•                  Individual Factor:  a pre-established percentage of base salary that varies among the Named Executive Officers.  Mr. Raver’s Individual Factor for fiscal year 2014 was 90 percent.  The Individual Factor for each of Mr. Kehl and Ms. Ryan was 75 percent.  The Individual Factor for each of Ms. Lucchese and Mr. George was 50 percent.  The Individual Factor for Ms. Dreyer was 40 percent.  The Compensation Committee may adjust those percentages from year to year if deemed appropriate.

•                  Company Performance Factor:  a percentage reflecting the Company’s or, as applicable, its business unit’s actual achievement level with respect to the pre-established financial performance targets set by the Compensation Committee for each fiscal year.  These financial performance targets are designated amounts of “Net Revenue,” “Core IBT,” “Core Cash Flow,” and “Order Intake,” each of which is further described below:

•                  Net Revenue:  this is a calculation of revenue, ignoring the effects of the following items:

•                  acquisitions made during the fiscal year (plan targets are adjusted accordingly);

•                  divestitures made during the fiscal year (plan targets are adjusted accordingly);

•                  changes in accounting pronouncements in accounting principles generally accepted in the United States (“GAAP”) or applicable international standards that cause an inconsistency in computation as originally designed; and

•                  the foreign exchange translation of income statements at exchange rates that differ from those assumed in the STIC Plan.

•                  Core IBT:  this is income before taxes, adjusted to eliminate the following selected extraordinary and non-recurring items (adjustment items are determined in advance by the Compensation Committee during the first quarter of each fiscal year):

•                  all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition;

•                  all professional fees, due diligence fees, expenses, and integration costs related to a specific divestiture;

•                  income, losses, or impairments from specific financial instruments transferred to the Company as part of our spin-off in 2008 (i.e., auction rate securities, equity limited partnerships, common stock, and promissory notes);

•                  stock compensation expense;

•                  external extraordinary legal costs (e.g., antitrust litigation);

•                  restructuring charges and other items related to a restructuring plan approved by the Company’s CEO;

•                  changes in accounting pronouncements in GAAP or applicable international standards that cause an inconsistency in computation as originally designed; and

•                  realized and unrealized transaction gains and losses caused by foreign exchange, gains and losses caused by foreign exchange translation of balance sheet accounts, and any effects of the foreign exchange translation of income statements at exchange rates that differ from those assumed in the STIC Plan.

•                  Core Cash Flow:  this is a calculation of cash flow, adjusted to eliminate the effects of certain selected extraordinary and non-recurring items, including the following (adjustment items are determined in advance by the Compensation Committee during the first quarter of each fiscal year):

•                  purchase price and all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition (general costs associated with acquisition readiness and that are not a part of a specific acquisition will be included in the calculation);

•                  all professional fees, due diligence fees, expenses, and integration costs related to a specific divestiture;

•                  stock compensation expense;

•                  external extraordinary legal costs (e.g., antitrust litigation);

•                  restructuring charges and other items related to a restructuring plan approved by the Company’s CEO;

•                  Company directives or initiatives that influence cash flow position (e.g., directives to hold cash);

•                  Interest income and expense related to intercompany loans;

•                  changes in accounting pronouncements in GAAP or applicable international standards that cause an inconsistency in computation as originally designed;

•                  extraordinary actions that increase cash but are unrelated to ongoing operations (e.g., factoring of accounts receivable, sale-leaseback transactions, etc.); and

•                  realized and unrealized transaction gains and losses caused by foreign exchange, and gains and losses caused by foreign exchange translation of balance sheet accounts.

•                  Order Intake:  this is a reflection of the value of firm orders received from customers (net of all cancellations), adjusted to eliminate the effects of the following selected extraordinary and non-recurring items (adjustment items are determined in advance by the Compensation Committee during the first quarter of each fiscal year):

•                  acquisitions made during the fiscal year (plan targets are adjusted accordingly);

•                  divestitures made during the fiscal year (plan targets are adjusted accordingly);

•                  foreign exchange translation at exchange rates that differ from those assumed in the STIC Plan; and

•                  changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed.

For a Named Executive Officer who has direct responsibility to a business unit other than Hillenbrand, Inc., the applicable performance targets track the performance of the relevant business unit (i.e., Coperion Group, in the case of Mr. Kehl, and Batesville, in the case of Ms. Ryan).  For all other Named Executive Officers, these targets track the performance of Hillenbrand, Inc. on a consolidated basis.  In calculating the Company Performance Factor for each of our relevant business units, the performance targets described above were weighted as follows in fiscal year 2014:

•                  For Hillenbrand, the achievement level with respect to target Core IBT was weighted at 50 percent of the Company Performance Factor, the achievement level with respect to target Net Revenue was weighted at 25 percent, and the achievement level with respect to target Core Cash Flow was weighted at 25 percent;

•                  For Coperion Group, the achievement level with respect to target Core IBT was weighted at 50 percent of the Company Performance Factor, the achievement level with respect to target Core Cash Flow was weighted at 25 percent, and the achievement level with respect to target Order Intake was weighted at 25 percent; and

•                  For Batesville, the achievement level with respect to target Core IBT was weighted at 40 percent of the Company Performance Factor, the achievement level with respect to target Core Cash Flow was weighted at 40 percent, and the achievement level with respect to target Net Revenue was weighted at 20 percent.

For Hillenbrand and Coperion Group, the Company Performance Factor can range from zero (producing a zero formula amount for maximum potential STIC) to 200 percent.  The Company Performance Factor may not exceed 200 percent, even if Hillenbrand or Coperion Group achieves greater than 200 percent of the targets.  The maximum Company Performance Factor for Batesville may not exceed 175 percent.  The Company Performance Factor will be zero if Hillenbrand or its relevant business unit does not achieve at least a threshold achievement level of any of the applicable performance targets.  The Committee establishes this threshold achievement level, which for fiscal year 2014 was 80 percent of each target.

•                  Maximum Award Factor:  a multiplier established by the Compensation Committee in order to provide a “cap” on the maximum STIC award payout amount.  The maximum factor was 1.2 for fiscal year 2014.  Including this factor within the STIC formula enables the Committee to reward exceptional individual performance and motivate executives by providing the opportunity to exceed targeted goals.

•                  The Committee considers this capped amount on an individual — not an aggregate — basis, in determining whether to reduce an individual officer’s maximum potential STIC award in any given year based on his or her performance.  Any such individual adjustment by the Committee does not by definition indicate substandard performance; instead, it reflects the Committee’s assessment of an individual against the high standard it sets for a maximum possible level of performance.

•                  For example:

•                  It is expected that the STIC award for an officer who achieves his or her performance goals at target level in a particular year will be reduced from the maximum award amount (reflecting a 1.2 multiplier) to an amount at or near the target award amount (reflecting a 1.0 multiplier).

•                  It is expected that the STIC award for an officer who shows exceptional individual performance in exceeding all of his or her performance goals for the year will be an amount at or close to (but not in excess of) the maximum award amount.

Company Performance Factors.  The financial performance objectives and threshold achievement percentages (as described above) that determine the applicable Company Performance Factor within our STIC formula are established annually by the Compensation Committee at levels that reflect strong financial performance under then-existing conditions.  The target objectives are intended to represent stretch goals based on the business plan of the Company or its applicable business unit, so that management must be diligent, focused, and effective in order to reach these goals.  The objectives are set with the intention that the relative level of difficulty in achieving the targets is consistent from year to year.

The following table sets forth the targeted financial performance objectives, the percentage of actual achievement, and the resulting Company Performance Factor for Hillenbrand and its relevant business units for fiscal year 2014:

	2014 Financial Criteria (dollar amounts in millions)
	Hillenbrand	Coperion Group	Batesville

Net Revenue Targeted Objective Amount	$1,712.7	$ N/A	$621.0

Net Revenue Achievement Percentage	95.1%	N/A	95.9%

Core IBT Targeted Objective Amount	$198.5	$77.2	$146.9

Core IBT Achievement Percentage	96.2%	87.0%	94.3%

Core Cash Flow Targeted Objective Amount	$152.1	$65.0	$93.5

Core Cash Flow Achievement Percentage	125.3%	127.8%	99.1%

Order Intake Targeted Objective Amount	N/A	$923.7	N/A

Order Intake Achievement Percentage	N/A	86.4%	N/A

Company Performance Factor	117.1%	100.2%	91.4%

2014 STIC Awards.  For fiscal year 2014, the maximum, or “capped,” potential STIC awards payable, and the actual STIC awards paid, to our Named Executive Officers were as follows:

Named Executive Officer	Fiscal Year Base Salary[7]		x	Individual Factor	x	Company Performance Factor	x	Maximum Award Factor	=	Maximum (“Capped”) Potential STIC Award		Actual STIC Award Paid

Joe A. Raver		$600,000		90%		117.1%		1.2			$758,808		$632,200
Kristina A. Cerniglia[8]	$	N/A		N/A		N/A		N/A		$	N/A	$	N/A
Cynthia L. Lucchese[9]	$	N/A		N/A		N/A		N/A		$	N/A	$	N/A
Elizabeth E. Dreyer		$240,785		40%		117.1%		1.2			$135,340		$112,800
Thomas Kehl		$487,075		75%		100.2%		1.2			$439,244		$366,036
Kimberly K. Ryan		$429,012		75%		91.4%		1.2			$352,905		$294,100
Scott P. George		$416,516		50%		117.1%		1.2			$292,644		$231,700

Long-Term Incentive Compensation (LTIC)

Overview.  We currently provide Long-Term Incentive Compensation to our Named Executive Officers and other employees by awarding them a combination of stock options and restricted stock units (RSUs).  Our Stock Incentive Plan (the “Stock Plan”) enables us to grant these and other equity-based awards.

The Compensation Committee makes and administers all awards to our Named Executive Officers under the Stock Plan.  During fiscal year 2014, our shareholders approved the amendment and restatement of our Stock Plan, which increased the number of shares available for equity awards in order to allow the Company to continue granting such awards to Named Executive Officers and other employees, consistent with our compensation philosophy.  As explained in further detail below, the majority of shares granted under our equity awards are performance-based and are eligible to ultimately vest, or pay out, within a range of zero to 175 percent of the target amount of the award, depending upon the level of achievement of certain established targets over a three-year measurement period.

Historically, actual achievement levels have dictated actual payout amounts for our performance-based equity awards in a range between approximately 20 percent and 125 percent of the targeted amount, meaning that we have in fact issued a number of shares that is significantly lower than the 175 percent maximum.  However, in order to ensure that we have sufficient shares available in the event of a maximum payout, and for certain administrative purposes, during the measurement period we reserve within the Stock Plan a number of shares equal to the maximum 175 percent potential payout.  Consequently, at any given time we maintain under our Stock Plan a number of shares that is significantly higher than the number that is likely to be issued with respect to then-outstanding awards.  Once the measurement period for a particular award ends and the award vests, the shares representing the excess of the amount reserved at 175 percent over the amount actually issued are returned to the Stock Plan to be again available for issuance.

7   The salary amounts shown in this column vary slightly from those shown in the “Summary Compensation Table” in Part III below because that table is presented based on salary earned during the fiscal year, while STIC awards are calculated based on salary actually paid during the fiscal year or, in the case of Mr. Kehl, based on annualized salary as of the end of the fiscal year.

8   See footnote 6 above.

9   In connection with her resignation during the year, Ms. Lucchese was not paid a STIC award for fiscal year 2014.

As of the end of fiscal year 2014, a total of 5,367,221 shares of our common stock were available for equity awards under the Stock Plan.  The Stock Plan imposes annual limits on the number of shares represented by stock options or RSUs that can be granted to any one employee each year.

Although the Company does not have a written policy regarding the timing or practices related to granting equity awards, neither the Company nor the Compensation Committee engages in spring-loading, back-dating, or other practices which “time” the grant of equity awards, and our Stock Plan expressly prohibits the direct re-pricing, exchanging, or cashing out of “underwater” stock options without shareholder approval.  Stock options and RSUs are generally granted at a regularly scheduled meeting of the Compensation Committee, acting as the administrative committee under the Stock Plan (referred to below as the “Administrator”), in the first quarter of each fiscal year (usually in December) after the Company publicly announces its financial results for the prior fiscal year.  Equity awards may also be made to new hires at the time of employment, as was the case with Ms. Cerniglia during fiscal year 2014, and for retention and other specific purposes, as was the case with Ms. Dreyer during fiscal year 2014.

Available Awards.  Our Stock Plan enables us to grant several types of equity awards:  stock options, RSUs, restricted stock, stock appreciation rights, and bonus stock.  However, only stock options and RSUs (both performance-based RSUs and time-based RSUs) were granted and outstanding under the Stock Plan during fiscal year 2014; these awards are described below:

•                  Stock Options.  Incentive (tax-qualified) and non-qualified stock options may be granted to such employees and (with respect to non-qualified options) directors and for such number of shares of our common stock as the Administrator determines, subject to applicable limits as set forth in the Stock Plan.  A stock option will be exercisable and vest at such times, over such term, and subject to such terms and conditions as the Administrator determines, at an exercise price which may not be less than the fair market value of our common stock on the date the option is granted.  The Company has historically issued non-qualified stock option awards with a term of ten years, which vest (and become exercisable), subject to certain terms and conditions, at the rate of 33-1/3 percent of the shares covered by the option on each of the first three anniversaries of the grant date.  The Stock Plan prescribes a maximum ten-year term and a three-year vesting cycle, except as the Administrator may otherwise provide on an individual basis.

•                  Restricted Stock Units (RSUs).  An award of restricted stock units represents our agreement to deliver shares of common stock (or their cash equivalent) to the award recipient at a specified future time or upon a specified future event.  The Company generally favors granting RSU awards that are performance-based, meaning that the vesting and/or delivery of award shares is conditioned upon the attainment of specific performance goals or other criteria as established by the Administrator.  However, from time to time — typically with the goal of attracting or retaining a specific employee — the Administrator may approve the granting of an RSU award that is time-based, meaning that vesting and/or delivery of shares is conditioned upon the completion of a specified period of service.  The Stock Plan also allows the Administrator to grant RSU awards that provide for the unconditional delivery of shares (or their cash equivalent) on a specified date, but the Company historically has not granted such awards.  RSUs carry no voting rights until such time as the underlying shares of common stock are actually issued.  The Administrator has the right to determine whether and when dividend equivalents will be paid with respect to a restricted stock unit award.  Additional detail regarding whether and when dividend equivalents are paid on such awards is provided below in this section.

Performance-Based Equity Awards.  The Administrator may designate and structure any awards under the Stock Plan as performance-based awards.  As a general rule, all annual LTIC awards are performance-based awards.  The Company from time to time also issues time-based equity awards in certain circumstances, such as sign-on or retention incentives, like those granted to Ms. Cerniglia and Ms. Dreyer during 2014.

When an equity award is performance-based, either the granting or vesting (or both) of the award is made subject to the achievement of performance objectives specified by the Administrator.  The performance objectives specified for a particular award may be based on one or more of the following criteria, which the Administrator may apply to the Company as a whole and/or to one or more business units, and which the Administrator may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, and shareholder, economic or market value added.

Award Amounts.  In setting the amount of each annual LTIC award granted to our Named Executive Officers, the Compensation Committee bases its decision on comparative data from the Company’s peer group, benchmarked at the 50th percentile.  Annual awards to our Named Executive Officers typically consist of approximately 25 percent of the award value in stock options and approximately 75 percent in performance-based restricted stock units.  Compared to an average of our peer group’s mix of long-term incentive compensation awards, our annual LTIC grants to Named Executive Officers reflect a heavy emphasis on performance-based awards, as shown in the charts below.

Peer Group Average*	Hillenbrand, Inc.

* Source: Proxy filings

Valuation of Awards.  Considering commonly used valuation models and advice from its independent compensation consultant, the Compensation Committee values stock option and RSU awards on the date of grant as follows, for purposes of assembling a total annual LTIC award to Named Executive Officers:

•                  Stock Options.  The Committee values stock options using the binomial option-pricing model.  The binomial model is driven by a variety of inputs and assumptions, including the Company’s stock price at grant date, the term of grant, vesting term, exercise price of the option, expected volatility of the stock price, dividend yield, risk-free interest rate, and early exercise and termination rates, plus an assumption factor based on a stock price at which early exercise will occur.  Additional details regarding these inputs and assumptions are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 19, 2014.

•                  Performance-Based RSUs.  The Committee values performance-based RSUs at the target share level, which is the number of shares that would ultimately be earned by a Named Executive Officer at the end of the performance measurement period if the targeted performance metrics were achieved at the 100 percent level.  These performance metrics are established by the Committee and applied within the applicable award formula as described in detail below.  Under each applicable award formula, the maximum number of shares that can potentially be earned at the end of the performance measurement period is 175 percent of the targeted number, and the minimum number is zero.  The number of shares to be awarded at the target level is determined by dividing the RSU portion of the total LTIC award dollar value by the market price per share for our stock on the grant date of the award.

2014 LTIC Awards.  Consistent with our compensation philosophy and historical practices, the Compensation Committee again awarded stock options and performance-based restricted stock units as equity awards to our Named Executive Officers for fiscal year 2014.  These awards consisted of approximately 25 percent of the target award value in stock options and approximately 75 percent in performance-based RSUs.  For fiscal year 2014, these performance-based RSUs were issued based on two different measurement formulas, instead of a single formula as had been the case in prior years:  approximately two-thirds of these performance-based RSUs were issued based on a shareholder value formula consistent with that used in prior years, and approximately one-third were issued based on a relative “total shareholder return” (TSR) formula used for the first time this year.  Each such formula is described in detail below.

The award design described above resulted in equity awards to our Named Executive Officers in 2014 consisting of approximately 25 percent stock options, 25 percent performance-based RSUs based on relative TSR, and 50 percent performance-based RSUs based on shareholder value.

The form and underlying details of the LTIC awards made to our Named Executive Officers dictate that the amount of compensation ultimately received by our executives will be tied to and conditioned on performance objectives for our Company and its business units.  Consistent with our Executive Compensation Philosophy as stated above, the Company’s management team is charged with increasing the long-term economic value of the Company in excess of the rate investors expect, which is primarily accomplished by growing the amount of cash generated by the Company over time through execution of the Company’s strategy and the initiatives that flow from that strategy.  We expect that such growth will favorably impact the value of the Company’s stock and the return earned by its shareholders.

The performance-based LTIC awards granted to our Named Executive Officers during fiscal year 2014 consisted of stock options and RSUs as follows:10

10   The number of RSUs shown in the table – both at the target and maximum levels – reflect the aggregate number of performance-based RSUs granted (i.e., those granted based on both the relative TSR formula and the shareholder value formula).  See the pages that follow for a detailed breakdown of these aggregate awards into their component parts.

	Option	Aggregate Performance- Based RSU Award
Name	Shares	Target	Maximum
Joe A. Raver	45,267	33,072	57,876
Kristina A. Cerniglia[11]	—	—	—
Cynthia L. Lucchese	18,915	13,819	24,182
Elizabeth E. Dreyer	4,454	3,254	5,694
Thomas Kehl	12,188	8,904	15,582
Kimberly K. Ryan	22,202	16,220	28,384
Scott P. George	21,556	15,748	27,558

The stock options become exercisable ratably on the first, second, and third anniversaries of the grant date (1/3 on each grant date anniversary).

The performance-based restricted stock units – both those issued pursuant to the shareholder value formula and those issued pursuant to the relative TSR formula – measure performance over three consecutive fiscal years beginning on October 1, 2013.  Under each formula, the number of units that vests at the end of the three-year measurement period is a function of the level of achievement of the applicable established performance targets during that period.  We believe that by linking the pay of our Named Executive Officers to the achievement of targets over three years, our LTIC program shapes investment strategies that improve the Company’s value over the long term.

Details of the Shareholder Value Performance-Based RSU Awards.  For fiscal year 2014, RSUs representing approximately two-thirds of the value of the aggregate performance-based RSU award made to each Named Executive Officer were awarded based on the shareholder value formula (the “Shareholder Value RSUs”), which is substantially the same formula the Company has used in prior years.  The measurement tool in this formula is a shareholder value creation model, which is a discounted cash flow model that is designed to reflect the true economic return to investors.  The key inputs into the model are net operating profit after tax (“NOPAT”), free cash flow, and the established “hurdle rate,” which is a reflection of the weighted average cost of capital and targeted capital structure of the Company or its relevant business unit, as applicable (the “Hurdle Rate”).  The applicable Hurdle Rate varies by business unit, but it is contemplated that each Hurdle Rate will typically equal or exceed the business unit’s weighted average cost of capital.  For a Named Executive Officer who has direct responsibility to a business unit other than Hillenbrand, Inc., the metrics used in this formula are tied to the performance of the relevant business unit.  For all other Named Executive Officers, the metrics are tied to the performance of Hillenbrand, Inc. and its various business units on a consolidated basis.

For the Shareholder Value RSUs, the performance award earned by a Named Executive Officer at the end of the three-year measurement period will be based upon the actual shareholder value created during the period (referred to as “Shareholder Value Delivered”) above or below what was expected (referred to as “Shareholder Value Expected”).  In general, the Shareholder Value RSUs are designed to pay on the basis of the growth in value to an investor over three years, and the Company and its business units must earn a return that meets the applicable Hurdle Rate in order for a Named Executive Officer to earn the targeted award.  The return must exceed the Hurdle Rate to exceed the targeted award.  By linking the pay of our Named Executive Officers with the growth in the economic value of the Company

11   Ms. Cerniglia joined the Company August 7, 2014, and did not receive an annual LTIC award with respect to fiscal year 2014.

and its business units, the Shareholder Value RSU award aligns the interests of the executive management team with those of the Company’s investors.

The table below sets forth the targeted and maximum amounts of the Shareholder Value RSU awards granted to our Named Executive Officers in fiscal year 2014:

	Shareholder Value RSU Award
Name	Target	Maximum
Joe A. Raver	22,376	39,158
Kristina A. Cerniglia	—	—
Cynthia L. Lucchese	9,350	16,362
Elizabeth E. Dreyer	2,202	3,853
Thomas Kehl	6,024	10,542
Kimberly K. Ryan	10,974	19,204
Scott P. George	10,655	18,646

The applicable award calculation formulas and performance objectives for these Shareholder Value RSU awards were as follows:

Award Formula.  The number of shares represented by restricted stock units (including dividends accrued thereon) that will vest and be earned is a function of the amount of Shareholder Value Delivered at the end of the measurement period as compared to the Shareholder Value Expected at the end of the measurement period.  Mr. Kehl’s award formula is based on the Shareholder Value Delivered with respect to Coperion Group, and Ms. Ryan’s award formula is based on the Shareholder Value Delivered with respect to Batesville.  The award formula for all other Named Executive Officers is based on the Shareholder Value Delivered with respect to Hillenbrand, Inc. consolidated.

Subject to applicable adjustment in the event of termination of employment prior to September 30, 2016, at the end of the measurement period all restrictions will lapse, and the shares will become fully vested and earned, with respect to the number of whole shares (rounded down) equal to the product of (i) the number of shares representing the target RSU award, times (ii) a multiplier, as provided in the following table, based on the ratio, expressed as a percentage, of Shareholder Value Delivered to Shareholder Value Expected:

Shareholder Value Delivered As Percentage Of Shareholder Value Expected	Multiplier

Less than 70%	zero (no units earned)

At least 70% but less than 130%	0.25 plus an additional 0.025 for each full percentage point achieved above minimum for range

At least 130%	1.75 (maximum number of units earned)

The achievement levels and corresponding multipliers set forth above are expressed in further detail in the payout curve set forth below:

Dividend equivalent amounts are accrued on Shareholder Value RSUs during the measurement period as dividends are declared on the Company’s common stock.  These equivalent amounts are deemed to be reinvested in additional shares of Company common stock and then ultimately paid in the form of additional shares on the distribution date of the underlying award, in proportion to the number of shares that vest and are distributed in accordance with the payout curve set forth above.

Calculation of Shareholder Value Expected.  The amount of Shareholder Value Expected as of the end of a measurement period is calculated as (i) the Adjusted NOPAT (defined below) for the Company or its relevant business unit 12 for the fiscal year last ended prior to the start of the measurement period, (ii) divided by the applicable Hurdle Rate, and (iii) multiplied by the cube of (1 + Hurdle Rate):

Prior Year Adjusted NOPAT Hurdle Rate	x	(1 + Hurdle Rate)[3]	=	Shareholder Value Expected

Acquired businesses are initially factored into the calculation of Shareholder Value Expected at assumed financial performance levels that are expected from the acquired business and that are presented to and approved by the Company’s Board of Directors at the time the acquisition is made.  When the actual financial performance of an acquired business exceeds that expected level of performance, then the expected performance levels are no longer used for that business going forward in calculating Shareholder Value Expected.

For the award granted in 2014, the amount of Shareholder Value Expected as of the end of the three-year measurement period with respect to each of Hillenbrand, Inc., Coperion Group, and Batesville is set forth below.  These amounts reflect the targeted amount of growth in value for each such business unit over the three years ending on September 30, 2016.

12   In establishing the Shareholder Value Expected with respect to Batesville for the fiscal year 2014 LTIC grant, the Adjusted NOPAT was adjusted to reflect a two percent decrease, in order to align Batesville more closely with the declining market trends in the industry in which it competes.

Business Unit	Shareholder Value Expected (in millions)
Hillenbrand, Inc. (consolidated)	$2,490.9
Coperion Group	$1,166.3
Batesville	$1,298.9

Calculation of Shareholder Value Delivered.  The amount of Shareholder Value Delivered as of the end of a measurement period is calculated by adding two components: the NOPAT Component and the Cash Flow Component.

•                  The NOPAT Component of Shareholder Value Delivered is the Adjusted NOPAT (as defined below) for the Company or its applicable business unit for the last fiscal year of the measurement period, divided by the applicable Hurdle Rate.

•                  The Cash Flow Component of Shareholder Value Delivered is the sum of the following with respect to the Company or its applicable business unit:

•                  Adjusted Cash Flow (as defined below) for the third fiscal year in the measurement period;

•                  Adjusted Cash Flow for the second fiscal year in the measurement period, multiplied by (1 + Hurdle Rate); and

•                  Adjusted Cash Flow for the first fiscal year in the measurement period, multiplied by the square of (1 + Hurdle Rate).

Definitions.

•                  “Adjusted NOPAT” means net operating profit after tax, as adjusted (net of tax where applicable) to exclude the effects of the following items:

•                  income, losses, or impairments from specific financial instruments transferred to the Company as part of our spin-off in 2008;

•                  interest income on corporate investments and interest expense on corporate debt;

•                  all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition;

•                  amortization expense of intangible long-lived assets where internally generated costs are not customarily capitalized in the normal course of the business (e.g., customer lists, patents, etc.);

•                  all adjustments made to net income related to changes in the fair value of contingent earn-out awards;

•                  external extraordinary, non-recurring, and material legal costs (e.g., antitrust litigation);

•                  restructuring charges and other items related to a restructuring plan approved by the Company’s CEO; and

•                  changes in accounting pronouncements in GAAP or applicable international standards that cause an inconsistency in computation as originally designed.

•                  “Adjusted Cash Flow” means net cash provided by operating activities (whether positive or negative) during a fiscal year, less capital expenditures net of proceeds on the disposal of property, all as shown on audited financial statements for that fiscal year, as adjusted (net of tax where applicable) to exclude the effects of the following items:

•                  cash receipts or disbursements from financial instruments transferred to the Company as part of our spin-off in 2008;

•                  interest income on corporate investments and interest expense on corporate debt;

•                  the difference between the cash pension payment for an active defined benefit plan actually made and the pension expense recorded;

•                  external extraordinary, non-recurring, and material legal disbursements (e.g., antitrust litigation);

•                  changes in accounting pronouncements in GAAP or applicable international standards that cause an inconsistency in computation as originally designed; and

•                  the cost of consummated acquisitions, including the purchase price, all professional fees, due diligence fees, expenses, and integration costs.

Details of the Relative Total Shareholder Return (TSR) Performance-Based RSU Awards.  For fiscal year 2014, RSUs representing approximately one-third of the value of the aggregate performance-based RSU award made to each Named Executive Officer were awarded based on a relative total shareholder return (TSR) formula (the “Relative TSR RSUs”), which the Company utilized for the first time in fiscal year 2014.  In prior years, the Company had awarded all performance-based RSUs under the shareholder value formula.

The relative TSR formula measures performance using the same three-year measurement period used with respect to our Shareholder Value RSUs.  The performance award earned by a Named Executive Officer at the end of the three years will be based on the change in the market price of the Company’s common stock, compared to the change in market price of the stock of the members of the Company’s compensation peer group13 (referred to herein as the “Peer Group Companies”), taking dividends into account as further described below.  Unlike our Shareholder Value RSU awards, which for some of our Named Executive Officers are tied to the performance of one of the Company’s distinct business units, the Relative TSR RSU awards measure performance based solely on the performance of Hillenbrand, Inc. stock.

13   The members of the Company’s compensation peer group are identified above under the heading “Factors Considered in Setting Compensation.”

The table below sets forth the targeted and maximum amounts of the Relative TSR RSU awards granted to our Named Executive Officers in fiscal year 2014:

	Relative Total Shareholder Return RSU Award
Name	Target	Maximum

Joe A. Raver	10,696	18,718
Kristina A. Cerniglia	—	—
Cynthia L. Lucchese	4,469	7,820
Elizabeth E. Dreyer	1,052	1,841
Thomas Kehl	2,880	5,040
Kimberly K. Ryan	5,246	9,180
Scott P. George	5,093	8,912

In general, the target award is earned if the Company’s stock performs as well as or better than approximately 50 percent of the Peer Group Companies during the measurement period, and the award pays out proportionately higher or lower if the stock performs above or below that mark, as illustrated in more detail below.  By linking the pay of our Named Executive Officers with the return earned by our shareholders relative to the return earned by investors in our peers, the Relative TSR RSU award aligns the interests of our executive management team with those of our shareholders.

The key inputs and award calculation formula for these Relative TSR RSU awards were as follows:

Key Inputs.  The key inputs into the award formula, as defined below, are the Beginning Average Price of the stock of the Company and the Peer Group Companies; the Ending Average Price of the stock of the Company and the Peer Group Companies; the Dividend Reinvestment Multiplier applicable to each such company; and the Total Shareholder Return (TSR) of each such company during the measurement period.

•                  The Beginning Average Price of stock with respect to the Company and each of its Peer Group Companies is the average closing price of that company’s stock over the 20 trading days immediately preceding (but not including) the first day of the measurement period, adjusted for dividends by applying that company’s Dividend Reinvestment Multiplier.

•                  The Ending Average Price of stock with respect to the Company and each of its Peer Group Companies is the average closing price of that company’s stock over the 20 trading days immediately preceding (and including) the last day of the measurement period, adjusted for dividends by applying that company’s Dividend Reinvestment Multiplier.

•                  The Dividend Reinvestment Multiplier applicable to the Company and each of its Peer Group Companies is a calculation of the value of dividends paid out by that company, assuming reinvestment of those dividends in that company’s stock, calculated by dividing each dividend paid out by that company over the applicable period by its closing share price on the ex-dividend date.

•                  The Total Shareholder Return (TSR) of the Company and each of its Peer Group Companies during the measurement period is calculated by subtracting one from the quotient of (i) the

Ending Average Price for that company, divided by (ii) the Beginning Average Price for that company:

Ending Average Price Beginning Average Price	– 1 =	Total Shareholder Return (TSR)

Award Formula.  The number of shares represented by RSUs that will vest and be earned at the end of the measurement period is a function of the relative percentile ranking of the TSR achieved by the Company during the measurement period, as compared to the TSR achieved by the Peer Group Companies during the measurement period.  Subject to applicable adjustment in the event of termination of employment prior to September 30, 2016, at the end of the measurement period all restrictions will lapse, and the shares will become fully vested and earned, with respect to the number of whole shares (rounded down) equal to the product of (i) the number of shares representing the target RSU award, times (ii) a multiplier, as provided in the following table, based on the ranking, expressed as a percentile, of the Company’s TSR within the TSRs achieved by the Company and the Peer Group Companies as a group:

Relative Percentile Rank Of Company TSR	Multiplier
Less than 24.99%	zero (no RSUs earned)
At least 25% but less than 29.99%	0.40
At least 30% but less than 34.99%	0.55
At least 35% but less than 39.99%	0.70
At least 40% but less than 44.99%	0.85
At least 45% but less than 54.99%	1.00
At least 55% but less than 59.99%	1.15
At least 60% but less than 64.99%	1.30
At least 65% but less than 69.99%	1.45
At least 70% but less than 74.99%	1.60
At least 75%	1.75

For purposes of illustration only, if the TSR achieved by the Company for the measurement period were higher than the TSR achieved by ten of the Peer Group Companies, the Company’s raw ranking within the group would be 11 out of 17 (the percentile calculation includes the 16 Peer Group Companies plus the Company itself).14  Its percentile ranking would then be calculated by dividing 11 by 17, to arrive at a percentile figure of 64.7 percent and, therefore, a multiplier of 1.3 times the target award, per the table above.

Whereas dividends accrue during the measurement period with respect to shares underlying the Shareholder Value RSUs as described above, dividends do not accrue during the measurement period with respect to shares underlying Relative TSR RSUs, due to the manner in which the Relative TSR RSUs are valued on their grant date.

Vesting of Fiscal Year 2012 LTIC Awards.  On September 30, 2014, the three-year measurement period for the Company’s LTIC awards that were granted in fiscal year 2012 closed.  Those awards

14   In the event that a company included as a Peer Group Company when an award is granted is not publicly traded at the conclusion of the measurement period, it will not be included in the TSR ranking calculated following the measurement period; provided, however, that in the event such company is not publicly traded by reason of bankruptcy, liquidation, or similar proceeding, it will be included in the TSR ranking with an applicable TSR equal to negative 100 percent (-100%).

vested in accordance with our LTIC award formula then in effect, which was a shareholder value formula similar to the formula described above underlying the Shareholder Value RSUs granted in fiscal year 2014.  An achievement level of 82.7 percent of the expected increase in shareholder value was attained, resulting in an award equal to 28.2 percent of the targeted award amount.  Additional details regarding the LTIC awards granted in fiscal year 2012 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2013 Annual Meeting of shareholders, which was filed with the SEC on January 8, 2013.  See the “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2014” table in Part III below for additional detail regarding the vesting of the LTIC awards granted in fiscal 2012.

Retirement and Savings Plans

Savings Plan.  We maintain a tax-qualified defined contribution savings plan (the “Savings Plan”) in which substantially all our U.S.-domiciled employees, including all of the U.S.-domiciled Named Executive Officers, are eligible to participate.  Employees may contribute up to 40 percent of their compensation on a pre-tax basis to the Savings Plan, subject to applicable limits.  The Company matches contributions in an amount equal to 50¢ for every dollar contributed by the employee until the employee contributions reach six percent of his or her compensation.  Additionally, whether or not employees contribute to the Savings Plan, the Company provides an automatic contribution per pay period to the Savings Plan for all eligible employees in an amount equal to four percent of compensation.  All contributions by employees and the automatic Company contribution are fully vested immediately.  The Company matching contributions do not vest until after three years of credited service; after that point Company matching contributions vest immediately when made.

For information regarding compensation paid to our U.S.-domiciled Named Executive Officers under the Savings Plan, see footnote 5 to the “Summary Compensation Table” in Part III below.

Supplemental Retirement Plan.  We maintain a Supplemental Retirement Plan administered by Fidelity Management Trust Company (the “SRP”) that provides a defined contribution benefit to plan participants.  All of the U.S.-domiciled Named Executive Officers participate in the SRP.  The SRP is designed to supplement the amount of retirement benefits that participants are entitled to receive from our Savings Plan.

The Internal Revenue Code establishes certain limits with respect to tax-qualified retirement plans like our Savings Plan, including a limit on the maximum amount of compensation that can be counted as earnings of the participant for purposes of calculating benefits.  The application of these tax law limits can reduce the amount that would otherwise be payable to a participant under the terms of a tax-qualified retirement plan.  Additionally, our Savings Plan excludes any cash bonus amounts from the definition of compensation for plan purposes, focusing the contribution formula only on base salary.

In general, the SRP is designed to “make whole” a participant by paying benefits otherwise lost under the Savings Plan due to the application of tax law limits and the exclusion of the annual cash bonus from the plan’s contribution formula.  The SRP annually accrues future benefits for the participants equal to the difference between (i) the benefit amount that is actually contributed for a participant under the Savings Plan, and (ii) the amount that would have been contributed if (a) the tax law limits were not applied, and (b) the participant’s targeted annual cash bonus amount were included as compensation (in addition to base salary) in the contribution formula under the plan.

Once benefits under the SRP have vested, they are generally payable following retirement or termination of employment.  However, if a participant’s employment is terminated for “cause” (as such term is defined in the SRP), contributions under the SRP may be forfeited.

Under the SRP, participants are permitted to direct the investment of their accrued accounts (on a hypothetical basis because this is non-cash “shadow” deferred compensation) into various Fidelity mutual funds and/or Company common stock.  The Company then actually makes those designated investments for the Company’s own account with funds contributed by the Company under a “Rabbi Trust” arrangement so that the Company can actually fund the earnings or losses experienced by each participant in his or her hypothetical investments when distributions are made.  The SRP also permits a participant to elect to defer all or a portion of his or her annual cash bonus for payment at a later time and to invest the deferred amounts in Fidelity mutual funds and/or Company common stock on a hypothetical basis.

For information concerning benefits payable to our U.S.-domiciled Named Executive Officers under the SRP, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2014” in Part III below.

As President of our Coperion Group, Mr. Kehl is domiciled in Germany and, like all of our employees domiciled outside the U.S., is not eligible to participate in the SRP or the Savings Plan.  Our German subsidiary that employs Mr. Kehl makes mandatory contributions to Germany’s government-sponsored pension program, as it does for its other employees.

None of our Named Executive Officers participates in or has account balances in any non-qualified defined benefit plan sponsored by us.

Employment Agreements and Termination Benefits

Employment Agreements.  We have entered into employment agreements with each of the Named Executive Officers.  We believe that it is appropriate for our senior executives to have employment agreements because they provide the Company certain contractual protections that we might not otherwise have, including provisions relating to not competing with us, not soliciting our employees, and maintaining the confidentiality of our proprietary information.  The employment agreements we have with our Named Executive Officers contain non-competition and non-solicitation agreements that generally continue in effect for a period of one to two years after the termination of the Named Executive Officer’s employment.  Additionally, we believe that employment agreements are a useful tool in the recruiting and retention of senior-level executives.

In connection with the appointment of Ms. Cerniglia as Senior Vice President and Chief Financial Officer during the year as noted above, she entered into an employment agreement and certain ancillary agreements with the Company.  These agreements provided for a compensation package including an annualized base salary of $475,000 in fiscal year 2014 and, beginning with fiscal year 2015, a STIC award target (or “Individual Factor,” as described above under the heading “Annual Cash Incentive Awards”) of 75 percent of base salary, and an LTIC grant at a target amount of $600,000.  Ms. Cerniglia did not receive an annual award under the Company’s STIC Plan or LTIC Plan with respect to fiscal year 2014.  As an inducement to her and to make her whole for certain compensation that she forfeited upon joining the Company, Ms. Cerniglia received during fiscal year 2014 a $650,000 cash award subject to repayment if she leaves the Company under certain circumstances within two years, as well as a grant of time-based RSUs with an aggregate value of approximately $1,150,000, vesting over two years.  She also was granted an additional $180,000 cash award that will be earned in fiscal year 2015.

Termination Benefits Under U.S. Employment Agreements.  The employment agreements with our U.S.-domiciled Named Executive Officers provide for employment “at will.”  They are terminable by either party without “cause” on 60 days’ written notice and are also terminable by the Company at any time (subject to certain cure rights) for “cause,” as such term is defined in each employment agreement.  Most of the U.S.-domiciled Named Executive Officers are also entitled to terminate their employment agreements for “good reason,” as such term is defined in their agreements.  If we terminate the employment of a U.S.-domiciled Named Executive Officer without “cause,” or if his or her employment is terminated with “good reason” where applicable, then we are obligated to provide severance compensation in connection with such termination.  No severance compensation is payable under our employment agreements with these Named Executive Officers if we terminate with “cause,” if the executive terminates without “good reason,” or if the employment relationship is terminated on account of death or disability.

If the employment of a U.S.-domiciled Named Executive Officer is terminated by us without cause or is terminated by the executive officer upon the occurrence, without the executive officer’s consent, of a good reason event where applicable, we are required under the officer’s employment agreement to provide severance compensation to such Named Executive Officer as follows:

•                  continuation of the officer’s base salary for 12 months (24 months for Mr. Raver), subject to required withholdings, which payments may need to be delayed for six months under certain provisions of the Internal Revenue Code;

•                  in most cases, bearing the cost of continued group life and health coverage until the continuation of base salary period described above is complete; and

•                  limited out-placement counseling.

Termination Benefits Under Non-U.S. Employment Agreements.  As the President of our Coperion Group, Mr. Kehl is employed by a Coperion subsidiary in Germany and is domiciled in Germany.  The differences between U.S. and German employment law and custom dictate that the termination provisions in Mr. Kehl’s employment agreement differ from those in the employment agreements with our U.S.-domiciled Named Executive Officers.

Mr. Kehl’s employment agreement with our German subsidiary is terminable by either party without “cause” (as defined in his agreement) upon 12 months’ written notice.  Following delivery of such a termination notice by either party, Mr. Kehl must continue to work for the company during this 12-month “notice period” and is entitled to his normal compensation, including the full amount of any STIC award attributable to the period.  However, our German subsidiary may elect to instead release Mr. Kehl from his duty to work for the company during his notice period — placing him on what is referred to as “garden leave” — in which case his agreement entitles him to his normal base salary plus only 50 percent of any STIC award attributable to that period.  During a garden leave period, Mr. Kehl remains bound to other obligations stipulated in his employment agreement, including loyalty and non-competition obligations.  Pursuant to his agreement, no additional severance compensation is payable to Mr. Kehl following the end of his notice period, whether or not a garden leave is elected.

Mr. Kehl’s employment agreement is also terminable by our German subsidiary with immediate effect upon a finding of “cause,” as defined in the agreement.  In the event of termination for cause, or termination on account of disability, no severance compensation is payable to Mr. Kehl under his agreement.  If Mr. Kehl’s employment is terminated on account of death, the agreement requires the company to continue to pay his base salary to his surviving dependents for a period of six months.

Post-Termination Payments of STIC and LTIC.  A Named Executive Officer whose employment terminates may or may not be entitled to the post-termination payment of a portion of the STIC or LTIC award that would have been payable to the Named Executive Officer if his or her employment had continued through the end of the applicable measurement period.  The amount payable, if any, depends on the performance of the Company or its applicable business unit throughout the measurement period in question and the circumstances under which employment terminates.

STIC.  Post-termination STIC is payable to a Named Executive Officer after the performance period in question has ended and only if it is determined under the applicable performance formula that an amount would have been payable to the former officer had his or her employment continued through the end of the performance period.  The amount, if any, that is payable depends upon the circumstances of the termination.

For U.S.-domiciled Named Executive Officers, if employment terminates due to death, disability, retirement (after age 55 and five years of service), involuntary termination without “cause,” or, in most cases, voluntary termination for “good reason,” then the former officer is entitled to a pro-rata payment of his or her STIC award based on the portion of the fiscal year during which he or she remained employed, subject to a reduction of up to one-third of that amount at the discretion of the Compensation Committee.  No pro-rata STIC is payable to U.S.-domiciled officers upon an involuntary termination with cause or a voluntary termination without good reason.

For Mr. Kehl, if employment terminates due to his death or disability, he (or his successor(s)) is entitled to a pro-rata payment of his STIC award based upon the portion of the fiscal year during which he was employed (plus an additional six months in the event of death).  If his employment terminates for any other reason, he is entitled to the STIC award amount that accrues with respect to his contractually-provided “notice period” or 50 percent of such amount in the event a “garden leave” is elected.  See the discussion above under the heading “Termination Benefits Under Non-U.S. Employment Agreements” for more details regarding compensation payable to Mr. Kehl upon termination.

LTIC.  All of our Named Executive Officers, regardless of their place of domicile, are subject to the same LTIC program and applicable rules.  The RSU portion of an LTIC award is payable to a Named Executive Officer only after the measurement period in question has ended and only if it is determined under the applicable performance formula that an amount would have been payable to the former officer had his or her employment continued through the end of the measurement period.  Once the amount that would have been paid had employment continued (the “Full Period Award”) is determined, there are three possible outcomes to determine the portion of the Full Period Award, if any, that is payable to the former Named Executive Officer:

•                  if employment terminates due to death, disability, or retirement (after age 55 and five years of service), the Named Executive Officer is entitled to a pro-rata amount of the Full Period Award based on the portion of the measurement period during which he or she remained employed, plus 52 weeks (up to a maximum of the Full Period Award amount);

•                  if employment is terminated by the Company without “cause,” or by the executive for “good reason” where applicable, the Named Executive Officer is entitled to a pro-rata amount of the

Full Period Award based solely on the portion of the measurement period during which he or she remained employed; and

•                  in any other circumstances, all outstanding RSUs are forfeited upon termination of employment.

With respect to stock options, all unvested options become fully vested upon a termination of employment due to death, disability, or retirement occurring more than one year after the grant date.  Unless otherwise expressly approved by the Compensation Committee, all unvested options are forfeited upon a termination of employment due to any other circumstance.

For more information regarding the severance benefits payable to our Named Executive Officers under their employment agreements and our STIC and LTIC compensation programs, see the tables under the heading “Potential Payments Upon Termination” in Part III below.

Change in Control Agreements.  We believe it is important that management be in a position to provide assessment and advice to the Company’s Board of Directors regarding any proposed business transaction without being unduly distracted by the uncertainties and risks that a proposed change in control of the Company creates with respect to management.  Accordingly, we have entered into personal change in control agreements with each of our Named Executive Officers15 and other key executives that provide compensation to the executive if his or her employment is terminated in connection with a change in the control of the Company.  Compensation paid upon an executive’s termination under a change in control agreement is in lieu of severance compensation provided under that executive’s employment agreement.

In connection with certain compensation and governance initiatives launched by the Company last year, we standardized the change in control agreements we have with our executives to align them more closely with emerging trends and “best practices” and to eliminate certain legacy change in control practices that our Board deemed not in the best interests of our shareholders.  Thus, each of our Named Executive Officers is party to a change in control agreement that provides for the following:

•                  Vesting of benefits only upon a “double-trigger,” requiring not only a change in control but also a qualified termination of employment in order for benefits to be realized.  Qualified terminations are any termination in anticipation of or within two years after the occurrence of a change in control, including terminations without cause or for “good reason,” but excluding terminations on account of death, disability, retirement, or for “cause.”  These change in control agreements expressly supersede the Company’s Stock Plan, which provides for single-trigger vesting of equity awards as a default position.

•                  Vesting of benefits without any tax gross-up payments relating to the excise tax on excess “parachute payments” imposed by Section 4999 of the Internal Revenue Code.  If an executive is entitled to receive payments upon a change in control that may be subject to the excise tax, he or she will either be paid the full amount (and remain personally liable for the excise tax), or be paid a reduced amount that does not give rise to the excise tax, whichever is greater on an after-tax basis.

15   The following paragraphs should be read with the understanding that Ms. Dreyer is not party to such an agreement.

The benefits to be provided upon a qualified termination include:

•                  a lump sum payment in cash equal to two times the executive’s annual base salary (three times for Mr. Raver);

•                  bearing the cost of continued health insurance for the executive and his or her dependents for 24 months (36 months for Mr. Raver) and continued life insurance coverage for 24 months, with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches Social Security retirement age;

•                  a lump sum payment equal to two times (three times for Mr. Raver) the amount of the additional amounts, if any, accrued during the last 12 months in the executive’s defined contribution accounts under the Company’s Supplemental Retirement Plan;

•                  a lump sum payment equal to his or her respective current year STIC award, assuming 100 percent achievement in that year of the relevant performance targets under the STIC Plan; and

•                  immediate vesting of all outstanding stock options and equity awards, assuming (where applicable) 100 percent achievement of the relevant performance targets.

Under the change in control agreements, a “change in control” is defined generally as:  (i) the acquisition of beneficial ownership of 35 percent or more of the voting power of all of the Company’s voting securities by a person or group; (ii) the consummation of certain mergers or consolidations; (iii) a change in the composition of a majority of the members of our Board of Directors; (iv) the consummation of a sale of substantially all of the Company’s assets; or (v) the approval by our shareholders of a plan of complete liquidation of the Company.

The amounts potentially payable to our Named Executive Officers in connection with a change in control are set forth in the tables under the headings “Potential Payments Upon Termination” and “Change in Control Benefits” in Part III below.

Other Personal Benefits

In addition to the compensation components discussed above, we also provide our Named Executive Officers, as well as certain other employees and officers, with other benefits as described below.  We generally disfavor providing extensive perquisites but do provide modest benefits to enhance the highly variable, performance-oriented compensation components we utilize.  We also provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Executive Financial Planning, Estate Planning, and Tax Preparation Service Program.  Our Named Executive Officers and certain other officers are eligible for limited reimbursement of (i) financial and estate planning services and (ii) income tax preparation services.  Reimbursement is approved for up to $5,000 per calendar year.

Executive Physical.  We provide the Named Executive Officers and certain other officers with annual physicals.  We cover 100 percent of the cost of this program.  This program was developed to promote the physical well-being and health of our senior-level managers.  We believe that this program is in the best long-term interests of our shareholders.

Other Benefits.  Our U.S.-domiciled Named Executive Officers also participate in other benefit plans that we fully or partially subsidize.  Their participation is on the same terms as other employees.  Some of the more significant of these benefits include medical, dental, life, disability, and vision insurance, as well as relocation reimbursement, tuition reimbursement, and holiday and vacation benefits.  Many employees, including all of our U.S.-domiciled Named Executive Officers, participate in our group term life insurance program, which provides death benefit coverage of up to two times base salary or $500,000, whichever is less.  In addition, our U.S.-domiciled Named Executive Officers and certain other employees are eligible to participate in our optional supplemental group term life insurance program, in which participants may purchase additional term life insurance at their own expense in amounts up to the lesser of five times base annual salary or $600,000.

As a German national, Mr. Kehl, like all of our employees domiciled outside the U.S., does not participate in the benefit plans described in the paragraph above.  Our German subsidiary that employs Mr. Kehl makes contributions to Germany’s government-sponsored social security system, which includes pension, unemployment, health and long-term care insurance, and workmen’s compensation insurance programs.

Compensation-Related Policies

In connection with the Company’s compensation program, we have established certain policies that relate to executive compensation.  The most significant of these policies are described below.

Stock Ownership Requirement.  All of our Named Executive Officers, as well as certain other officers, are required to own a significant number of shares of Company common stock.  Specifically, the officers identified below, from and after the fifth anniversary of the date on which such individual first became such an officer, are required to hold shares of our common stock or equivalents (as further described below) with a minimum aggregate value at the following levels (“Required Ownership Level”):

Position	Required Ownership Level
Chief Executive Officer of the Company	5 x Base Annual Salary
Senior Vice Presidents of the Company	2 x Base Annual Salary
Vice Presidents of the Company	1 x Base Annual Salary
Presidents and certain other senior officers of the Company’s significant subsidiaries	1 x Base Annual Salary

Shares owned outright and shares represented by RSUs or restricted stock awards, whether vested or unvested, including performance-based shares at the target award level, count as share equivalents toward the Required Ownership Level.  Unexercised stock options do not count toward the Required Ownership Level.  Failure to achieve or maintain the Required Ownership Level may result in (i) the applicable individual being required to hold all after-tax vested stock award shares and after-tax shares acquired upon exercise of stock options, or (ii) suspension of future equity awards, until the Required Ownership Level is achieved.  The Compensation Committee (or its designee) may make exceptions, in its sole discretion, in the event of disability or great financial hardship.

Clawback.  For STIC and LTIC awards made in fiscal year 2010 and beyond, the Company has adopted a “clawback” policy applicable to executive officers.  Specifically, if the Company is required, because of fraud or negligence, to restate financial results for any period (the “Restatement Period”) in a manner that would have adversely affected the amount of the payout of any STIC or LTIC awards, the Compensation Committee has the right during the three-year period following the Restatement Period to review the matter and determine what, if any, repayment executives will be required to submit.

Tax Deduction Management.  Under Section 162(m) of the Internal Revenue Code, the Company is not able to deduct for federal income tax purposes annual compensation in excess of $1.0 million paid to certain employees — generally its Named Executive Officers.  However, compensation that is “performance-based” is not subject to that deduction limitation.  In general, the Compensation Committee intends to structure and administer executive compensation plans and arrangements, including our STIC and LTIC awards, so that they will not be subject to the deduction limit.  However, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders.

PART II:  COMPENSATION COMMITTEE REPORT

Each member of the Compensation Committee of the Board of Directors of Hillenbrand, Inc. is “independent,” as that term is defined under (i) the New York Stock Exchange listing standards, (ii) the non-employee director standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (iii) the outside director requirements of Section 162(m) of the Internal Revenue Code, and (iv) the Company’s Corporate Governance Standards.  The Compensation Committee currently consists of Helen W. Cornell, Mark C. DeLuzio, F. Joseph Loughrey, and Neil S. Novich.

As a committee, our primary function is to ensure Hillenbrand’s executive compensation program is performance-based, in order to align management interests with the short-term and long-term interests of shareholders, and is competitive, in order to enable the Company to attract and retain superior executive personnel.  We engage an independent executive compensation consulting firm to assist us in our review of the Company’s executive and director compensation programs to ensure these programs are competitive and consistent with our stated objectives.  The executive compensation consultant is retained by and directly accountable to us, and we generally approve all related fees paid to the executive compensation consultant.  We have no interlocks or insider participation, and we engage in annual self-evaluations to determine our effectiveness as a committee.  We have adopted a Charter, which may be found on Hillenbrand’s web site at www.hillenbrand.com.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Respectfully submitted,

Neil S. Novich (Chairperson)
Helen W. Cornell
Mark C. DeLuzio
F. Joseph Loughrey

PART III:  EXECUTIVE COMPENSATION TABLES

Tabular Compensation Information

In the following pages we present numerous tables that set out various elements of compensation for our Named Executive Officers.  No one table alone presents the “total picture”; instead, you should review all the information carefully to understand the amounts and manner in which our Named Executive Officers have been paid.  To understand all the numbers in the tables below, you need to read the footnotes carefully, which explain various assumptions and calculations that give rise to the dollar amounts in the tables.

Compensation of Named Executive Officers

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended September 30, 2014, 2013, and 2012, except where otherwise noted.  We have entered into employment agreements with each of the Named Executive Officers, which are described in detail in the “Employment Agreements and Termination Benefits” section of Part I above.

												(h)
												Change in
												Pension Value
												And
										(g)		Nonqualified
(a)						(e)		(f)		Non-Equity		Deferred	(i)
Name And Principal		(c)		(d)		Stock		Option		Incentive Plan		Compensation	All Other		(j)
Position	(b)	Salary		Bonus		Awards		Awards		Compensation		Earnings	Compensation		Total
(As Of September 30, 2014)	Year	$ (1)		$		$ (2)		$ (3)		$ (4)		$	$ (5)		$

Joe A. Raver (6) President and Chief Executive Officer	2014		$600,000		$—		$944,993		$314,995		$632,200	$—		$95,424		$2,587,612

	2013		$473,291		$—		$510,735		$170,247		$149,000	$—		$714,120		$2,017,393

	2012		$450,697		$—		$510,733		$178,902		$290,000	$—		$826,512		$2,256,844

Kristina A. Cerniglia (7) Senior Vice President and Chief Financial Officer (Aug. 7, 2014-Present)	2014		$70,274		$650,000		$1,150,001		$—		$—	$—		$72,885		$1,943,160

	2013	$	N/A	$	N/A	$	N/A	$	N/A	$	NA	$ N/A	$	N/A	$	N/A

	2012	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$ N/A	$	N/A	$	N/A

Cynthia L. Lucchese (8) Senior Vice President and Chief Financial Officer (Oct. 1, 2013-March 31, 2014)	2014		$196,094		$—		$394,849		$139,532		$—	$—		$695,850		$1,426,325

	2013		$358,905		$—		$394,872		$131,625		$144,600	$—		$38,645		$1,068,647

	2012		$348,205		$—		$394,870		$138,317		$48,000	$—		$36,022		$965,414

Elizabeth E. Dreyer (9) Vice President, Controller and Chief Accounting Officer; Interim Chief Financial Officer (April 1, 2014-August 7, 2014)	2014		$240,949		$—		$242,961		$30,994		$112,800	$—		$18,118		$645,822

	2013	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$ N/A	$	N/A	$	N/A

	2012	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$ N/A	$	N/A	$	N/A

Thomas Kehl (10) Senior Vice President and President of Coperion	2014		$485,415		$—		$254,422		$84,811		$366,036	$—		$16,292		$1,206,976

	2013	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$ N/A	$	N/A	$	N/A

	2012	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$ N/A	$	N/A	$	N/A

								(h)
								Change in
								Pension Value
								And
							(g)	Nonqualified
(a)					(e)	(f)	Non-Equity	Deferred	(i)
Name And Principal		(c)	(d)		Stock	Option	Incentive Plan	Compensation	All Other	(j)
Position	(b)	Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
(As Of September 30, 2014)	Year	$ (1)	$		$ (2)	$ (3)	$ (4)	$	$ (5)	$

Kimberly K. Ryan Senior Vice President and President of Batesville	2014	$430,318	$—		$463,459	$154,495	$294,100	$—	$59,494	$1,401,866

	2013	$421,278	$—		$463,492	$154,497	$460,000	$—	$65,167	$1,564,434

	2012	$408,951	$—		$463,498	$162,352	$189,000	$—	$54,673	$1,278,474

Scott P. George Senior Vice President, Corporate Development	2014	$417,785	$—		$449,968	$150,000	$231,700	$—	$49,814	$1,299,267

	2013	$409,008	$—		$449,991	$149,997	$165,000	$—	$46,518	$1,220,514

	2012	$266,667	$150,000	(11)	$749,970	$266,168	$41,428	$—	$33,608	$1,507,841

(1)                                     The amounts indicated represent the dollar value of base salary earned during fiscal years 2014, 2013, and 2012, as applicable.

(2)                                     The amounts indicated represent the grant date fair value related to awards of restricted stock units granted during fiscal years 2014, 2013, and 2012, computed in accordance with stock-based accounting rules (FASB ASC Topic 718).  The determination of this value is based on the methodology set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 19, 2014.  Awards that are performance-based are valued based on the targeted 100 percent performance achievement level.  The maximum award amounts when the grants were made, at the highest possible performance achievement level, were 175 percent of the values shown in the table.

(3)                                     The amounts indicated represent the grant date fair value related to stock option awards granted during fiscal years 2014, 2013, and 2012, computed in accordance with stock-based accounting rules (FASB ASC Topic 718).  The determination of this value is based on the methodology set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 19, 2014.

(4)                                     The amounts indicated represent cash awards earned for fiscal years 2014, 2013, and 2012, and paid in the first quarter of fiscal 2015, 2014, and 2013, respectively, under our STIC Plan.  See the “Annual Cash Incentive Awards” section of Part I above.

(5)                                     For our U.S.-domiciled officers, includes (a) Company contributions to the Savings Plan and the SRP, which are reflected in the table below for fiscal year 2014, and (b) where applicable, supplemental long-term disability premiums paid by the Company.  Also includes, where applicable for fiscal year 2014 as set forth in the table below, (a) tax gross-ups and reimbursements received, (b) payments and accruals related to termination, and (c) other personal benefits (perquisites) that equal or exceed in the aggregate the sum of $10,000 (which are itemized and further described in the table below).

	Company Contribution		Tax			Personal Benefits Aggregating
	401(K)	Supp 401(K)	Reimbursements And Gross-Ups	Termination Payments		$10,000 Or More

Joe A. Raver	$18,950	$61,688	$7,193 (i)	$—		$—
Kristina A. Cerniglia	$2,010	$6,665	$—	$—		$64,211	(ii)
Cynthia L. Lucchese	$9,758	$11,634	$—	$672,363	(iii)	$—
Elizabeth E. Dreyer	$16,855	$—	$—	$—		$—
Thomas Kehl	$—	$—	$—	$—		$16,292	(iv)
Kimberly K. Ryan	$19,066	$34,456	$—	$—		$—
Scott P. George	$18,950	$25,634	$—	$—		$—

(i)                                     In connection with Mr. Raver’s assumption of the role of President of Process Equipment Group in 2011, he was relocated to Switzerland, where he lived until 2013.  Under the Company’s expatriation policies, the Company paid certain of Mr. Raver’s foreign taxes.  The amount reported in this column reflects the remaining foreign tax payments made by the Company on Mr. Raver’s behalf during fiscal year 2014, which relate to his residence in Switzerland during 2013.  For additional detail regarding taxes paid by the Company under its expatriation policies, see the “Summary Compensation Table” included in our proxy statement for our 2014 Annual Meeting of shareholders, filed with the SEC on January 8, 2014.

(ii)                                  Reflects relocation allowances associated with Ms. Cerniglia’s joining the Company during fiscal year 2014.

(iii)                               See footnote 8 below.

(iv)                              Reflects value of annual automobile lease allowance.

(6)                                 Mr. Raver served as the Company’s President and CEO for only a short period at the end of fiscal year 2013, and for most of that year served as Senior Vice President of Hillenbrand and President of Process Equipment Group.  Consequently, his 2013 compensation is largely a reflection of his service as Senior Vice President, and the increases in 2014 are primarily a function of his promotion to the Company’s President and CEO.

(7)                                 Ms. Cerniglia joined the Company August 7, 2014.  As such, the salary figure in the table reflects only the partial year amount earned.  Additionally, Ms. Cerniglia did not receive an annual award under the Company’s STIC Plan or LTIC Plan with respect to fiscal year 2014.  Upon her start date, she received certain one-time incentives as an inducement to her and to make her whole for certain annual and long-term incentive and bonus compensation that she forfeited by joining the Company.  These incentives included (a) a $650,000 cash award subject to repayment if she leaves the Company under certain circumstances within two years, and (b) a grant of time-based restricted stock units with an aggregate value of approximately $1,150,000, vesting over two years.  For additional information regarding Ms. Cerniglia’s compensation, see the discussion in the “Employment Agreements and Termination Benefits” section of Part I above, under the heading “Employment Agreements.”

(8)                                 Ms. Lucchese resigned effective March 31, 2014.  As such, the salary figure in the table reflects only the partial year amount earned.  Additionally, Ms. Lucchese was not paid an annual award under the Company’s STIC Plan with respect to fiscal year 2014.  In connection with the Separation and Release Agreement she entered into with the Company, and pursuant to the terms of her employment agreement, she was awarded severance and other termination-based benefits equal to an aggregate amount of $672,363, including (a) a payment equal to her annual base salary; (b) a bonus-based payment reflecting her average annual cash incentive compensation with the Company; (c) a stay bonus; and (d) extended life insurance benefits paid by the Company.  In addition, one-third of the stock options included in the annual LTIC award granted to Ms. Lucchese for fiscal year 2014 vested immediately.

(9)                                 Ms. Dreyer was not a Named Executive officer in any year prior to 2014.

(10)                          Mr. Kehl was not a Named Executive Officer in any year prior to 2014.  Mr. Kehl is domiciled in Germany and is paid in euros.  His salary and other applicable euro-denominated compensation amounts in this Part III have been converted from euros to U.S. dollars using the average exchange rate of euros to U.S. dollars for fiscal year 2014, which was $1.3577.

(11)                          Mr. George joined the Company during 2012.  He received a $150,000 cash signing bonus in connection with his employment that was subject to repayment under certain circumstances, if his employment terminated prior to the second anniversary of his employment date.

Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2014

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers for the fiscal year ended September 30, 2014.

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)		(l)
									All Other Stock Awards:		All Other Option Awards: Number Of	Exercise Or	Grant Date	Grant Date Fair Value Of Stock
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Shares Earned Under Equity Incentive Plan Awards (2)			Number Of Shares		Securities Underlying	Base Price Of Option	Closing Market	And Option
Name	Grant Date		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	Or Units #		Options # (3)	Awards $/Sh	Price $/Sh	Awards $ (4)

Joe A. Raver			$81,000	$540,000	$1,296,000
	12/3/2013	(5)				4,475	22,376	39,158						$629,996
	12/3/2013	(6)				2,139	10,696	18,718						$314,997
	12/3/2013	(7)									45,267	$28.155		$314,995

Kristina A. Cerniglia	8/7/2014								38,636	(8)				$1,150,001

Cynthia L. Lucchese (9)	12/3/2013	(5)				1,870	9,350	16,362						$263,249
	12/3/2013	(6)				893	4,469	7,820						$131,612
	12/3/2013	(7)									18,915	$28.155		$139,532

Elizabeth E. Dreyer (10)			$14,447	$96,314	$231,154
	12/3/2013	(5)				440	2,202	3,853						$61,997
	12/3/2013	(6)				210	1,052	1,841						$30,981
	12/3/2013	(7)									4,454	$28.155		$30,994
	12/19/2013								5,235	(11)				$149,983

Thomas Kehl			$45,385	$363,079	$871,389
	12/3/2013	(5)				1,204	6,024	10,542						$169,606
	12/3/2013	(6)				576	2,880	5,040						$84,816
	12/3/2013	(7)									12,188	$28.155		$84,811

Kimberly K. Ryan			$32,176	$321,759	$772,222
	12/3/2013	(5)				2,194	10,974	19,204						$308,973
	12/3/2013	(6)				1,049	5,246	9,180						$154,495
	12/3/2013	(7)									22,202	$28.155		$154,495

Scott P. George			$31,239	$208,258	$499,819
	12/3/2013	(5)				2,131	10,655	18,646						$299,992
	12/3/2013	(6)				1,018	5,093	8,912						$149,989
	12/3/2013	(7)									21,556	$28.155		$150,000

(1)                   The amounts indicated represent potential cash awards that could have been paid — at the threshold, target (100 percent), and maximum levels — under the STIC Plan.  See the “Annual Cash Incentive Awards” section of Part I above for a discussion of this plan.  See the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above for the actual amounts earned, which were paid in December 2014.

(2)                   The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the financial performance of the Company or its applicable business unit during the three-fiscal-year measurement period 2014-2016.  During that period, shares represented by the RSUs that are issued based on the shareholder value formula (see footnote 5 below) accrue dividend equivalent amounts as dividends are declared on the Company’s common stock.  These equivalent amounts are deemed to be reinvested in additional shares of Company common stock and then ultimately paid in the form of additional shares on the distribution date of the underlying award, in proportion to the number of shares that vest and are distributed in accordance with the award formula.  Dividends do not accrue during the measurement period with respect to shares represented by the RSUs that are issued based on the relative total shareholder return formula (see footnote 6 below).  The amounts in the table represent the number of shares that could be earned under the awards at the threshold, target (100 percent), and maximum achievement of the applicable performance targets.  The vesting schedules for stock awards granted during fiscal year 2014 are disclosed by individual Named Executive Officer in the footnotes to the “Outstanding Equity Awards at September 30, 2014” table below.

(3)                   Options expire ten years from date of grant and will vest in equal increments on the first three anniversaries of the option grant date.  Stock awards and options are granted to our Named Executive Officers at the discretion of the Compensation Committee.

(4)                   The valuations of stock options and RSUs are grant date fair values computed in accordance with stock-based accounting rules (FASB ASC Topic 718) and are based on the methodology set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 19, 2014.  The amounts used in column (l) for performance-based equity awards are based on an assumed 100 percent achievement of the applicable performance targets.

(5)                   The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the increase in shareholder value of the Company or its applicable business unit during the three-fiscal-year measurement period 2014-2016.  See the discussion in the “Long-Term Incentive Compensation (LTIC)” section of Part I above under the heading “Details of the Shareholder Value Performance-Based RSU Awards.”

(6)                   The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the percentile ranking of the Company’s total shareholder return compared to its peers during the three-fiscal-year measurement period 2014-2016.  See the discussion in the “Long-Term Incentive Compensation (LTIC)” section of Part I above under the heading “Details of the Relative Total Shareholder Return (TSR) Performance-Based RSU Awards.”

(7)                   The number of shares indicated represents a grant of non-qualified stock options which vest 33-1/3 percent per year over a three-year period.

(8)                   See footnote 9 to the table below entitled “Outstanding Equity Awards at September 30, 2014.”

(9)                   In connection with Ms. Lucchese’s resignation during the year, a portion of her plan-based awards as shown in this table will not vest and are forfeited.

(10)                 In connection with Ms. Dreyer’s resignation as previously announced, a portion of her plan-based awards as shown in this table will not vest and are forfeited.

(11)                 See footnote 11 to the table below entitled “Outstanding Equity Awards at September 30, 2014.”

Outstanding Equity Awards at September 30, 2014

The following table summarizes the number and terms of awards of stock options and restricted stock units outstanding for each of the Named Executive Officers as of September 30, 2014.

	Option Awards						Stock Awards (1)
(a) Name	(b) Number Of Securities Underlying Unexercised Options # Exercisable	(c) Number Of Securities Underlying Unexercised Options # Unexercisable		(d) Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options #	(e) Option Exercise Price $	(f) Option Expiration Date	(g) Number Of Shares Or Units Of Stock That Have Not Vested #		(h) Market Value Of Shares Or Units Of Stock That Have Not Vested $ (2)	(i) Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested #		(j) Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested $ (2)

Joe A. Raver	31,610				$22.15	6/16/2018
	41,806				$14.89	12/18/2018
	34,565				$18.53	12/1/2019
	33,931				$19.495	12/6/2020
	20,395	10,197	(3)		$22.26	12/6/2021
	11,602	23,204	(4)		$20.675	12/4/2022
		45,267	(5)		$28.155	12/3/2023
										49,092	(6)(8)	$1,516,452
										10,696	(7)(8)	$330,399

Kristina A. Cerniglia							38,883	(9)	$1,201,096

Cynthia L. Lucchese										11,753	(6)(10)	$363,055
										716	(7)(10)	$22,117

Elizabeth E. Dreyer	6,360				$19.495	12/6/2020
	3,713	1,857	(3)		$22.26	12/6/2021
	2,113	4,224	(4)		$20.675	12/4/2022
		4,454	(5)		$28.155	12/3/2023
							5,332	(11)	$164,705
										7,018	(6)(12)	$216,777
										1,052	(7)(12)	$32,496

Thomas Kehl	1,806	3,610	(13)		$25.275	5/16/2023
		12,188	(5)		$28.155	12/3/2023
							10,169	(14)	$314,120
										10,157	(6)(15)	$313,754
										2,880	(7)(15)	$88,693

Kimberly K. Ryan	73,903				$21.65	4/1/2021
	18,508	9,254	(3)		$22.26	12/6/2021
	10,529	21,057	(4)		$20.675	12/4/2022
		22,202	(5)		$28.155	12/3/2023
							15,515	(16)	$479,258
										34,980	(6)(17)	$1,080,532
										5,246	(7)(17)	$162,040

Scott P. George	28,135	14,067	(18)		$23.70	2/1/2022
	10,222	20,444	(4)		$20.675	12/4/2022
		21,556	(5)		$28.155	12/3/2023
							9,659	(19)	$298,367
										33,962	(6)(20)	$1,049,095
										5,093	(7)(20)	$157,310

(1)                   Figures below include accrued dividends where applicable.

(2)                   Value is based on the closing price of Hillenbrand common stock of $30.89 on September 30, 2014, as reported on the New York Stock Exchange.

(3)                   The options were granted on December 6, 2011.  The options fully vested on December 6, 2014.

(4)                   The options were granted on December 4, 2012.  One-third of the options vested on December 4, 2013, and one-third vested on December 4, 2014.  The remaining one-third will vest on December 4, 2015.

(5)                   The options were granted on December 3, 2013.  One-third of the options vested on December 3, 2014.  The remaining two-thirds will vest in two equal portions on each of December 3, 2015 and December 3, 2016.

(6)                   Such performance-based RSU awards are subject to vesting conditions based on the increase in shareholder value of the Company or its applicable business unit during a three-fiscal-year measurement period.  For additional detail regarding these awards, including information regarding how dividends accrue, see the discussion in the “Long-Term Incentive Compensation (LTIC)” section of Part I above under the heading “Details of the Shareholder Value Performance-Based RSU Awards.”  The amounts in the table represent the award amounts at 100 percent achievement of the targeted increase in shareholder value associated with the award.  Generally, award vesting is contingent upon continued employment.  See the section titled “Employment Agreements and Termination Benefits” in Part I above for additional information regarding vesting.

(7)                   Such performance-based RSU awards are subject to vesting conditions based on the percentile ranking of the Company’s total shareholder return (TSR) compared to its peers during a three-fiscal-year measurement period.  Whereas dividends accrue during the measurement period with respect to shares underlying RSU awards based on the increase in shareholder value (see footnote 6 above), dividends do not accrue during the measurement period with respect to shares underlying RSU awards based on relative total shareholder return.  For additional detail regarding these awards, see the discussion in the “Long-Term Incentive Compensation (LTIC)” section of Part I above under the heading “Details of the Relative Total Shareholder Return (TSR) Performance-Based RSU Awards.”  The amounts in the table represent the award amounts at the targeted percentile ranking of the Company’s relative TSR.  Generally, award vesting is contingent upon continued employment.  See the section titled “Employment Agreements and Termination Benefits” in Part I above for additional information regarding vesting.

(8)                   Mr. Raver was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 4, 2012	24,703	Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.
December 3, 2013	22,376	Award will vest on September 30, 2016, assuming 100% achievement of the targeted increase in shareholder value.
December 3, 2013	10,696	Award will vest on September 30, 2016, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.

(9)                   Ms. Cerniglia was awarded the following time-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
August 7, 2014	38,636	Award will vest 56.5% on August 7, 2015, and 21.75% on each of October 1, 2015 and 2016.

(10)                 Ms. Lucchese was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 4, 2012	19,099

Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.  In connection with Ms. Lucchese’s resignation, a portion of the unvested performance-based RSUs will not vest and are forfeited.

December 3, 2013	9,350

Award will vest on September 30, 2016, assuming 100% achievement of the targeted increase in shareholder value.  In connection with Ms. Lucchese’s resignation, a portion of the unvested performance-based RSUs will not vest and are forfeited.

December 3, 2013	4,469

Award will vest on September 30, 2016, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.  In connection with Ms. Lucchese’s resignation, a portion of the unvested performance-based RSUs will not vest and are forfeited.

(11)                 Ms. Dreyer was awarded the following time-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 19, 2013	5,235	Award vested 25% on December 19, 2014. In connection with Ms. Dreyer’s resignation as previously announced, the remaining shares will not vest and are forfeited.

(12)                 Ms. Dreyer was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 4, 2012	4,498

Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.  In connection with Ms. Dreyer’s resignation as previously announced, a portion of the unvested performance-based RSUs will not vest and are forfeited.

December 3, 2013	2,202

Award will vest on September 30, 2016, assuming 100% achievement of the targeted increase in shareholder value.  In connection with Ms. Dreyer’s resignation as previously announced, a portion of the unvested performance-based RSUs will not vest and are forfeited.

December 3, 2013	1,052

Award will vest on September 30, 2016, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.  In connection with Ms. Dreyer’s resignation as previously announced, a portion of the unvested performance-based RSUs will not vest and are forfeited.

(13)                 The options were granted on May 16, 2013.  One-third of the options vested on May 16, 2014.  The remaining two-thirds will vest in two equal portions on each of May 16, 2015, and May 16, 2016.

(14)                 Mr. Kehl was awarded the following time-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 3, 2012	12,010	Award vested 20% on each of December 4, 2013 and 2014. The remaining 60% will vest on December 4, 2015.

(15)                 Mr. Kehl was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 4, 2012	3,822	Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.
December 3, 2013	6,024	Award will vest on September 30, 2016, assuming 100% achievement of the targeted increase in shareholder value.
December 3, 2013	2,880	Award will vest on September 30, 2016, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.

(16)                 Ms. Ryan was awarded the following time-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
April 1, 2011	27,713	Award vested 15% on April 2, 2012, 15% on April 2, 2013, and 20% on April 2, 2014. The remaining units will vest 20% on April 2, 2015, and 30% on April 2, 2016.

(17)                 Ms. Ryan was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 4, 2012	22,418	Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.
December 3, 2013	10,974	Award will vest on September 30, 2016, assuming 100% achievement of the targeted increase in shareholder value.
December 3, 2013	5,246	Award will vest on September 30, 2016, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.

(18)                 The options were granted on February 1, 2012, and vested one-third on each of February 1, 2013 and 2014.  The remaining one-third will vest on February 1, 2015.

(19)                 Mr. George was awarded the following time-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
February 1, 2012	12,660	Award vested 30% on February 2, 2014. The remaining units will vest 30% on February 2, 2015, and 40% on February 2, 2016.

(20)                 Mr. George was awarded the following performance-based RSUs:

Award Date	Restricted Stock Units Awarded	Vesting Schedule
December 4, 2012	21,765	Award will vest on September 30, 2015, assuming 100% achievement of the targeted increase in shareholder value.
December 3, 2013	10,655	Award will vest on September 30, 2016, assuming 100% achievement of the targeted increase in shareholder value.
December 3, 2013	5,093	Award will vest on September 30, 2016, assuming 100% achievement of the targeted percentile ranking of the Company’s relative TSR.

Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2014

The following table summarizes the value realized upon vesting of stock awards (including the dividends accrued thereon) during the fiscal year ended September 30, 2014, for the Named Executive Officers.  Ms. Lucchese was the only Named Executive Officer who exercised options during this fiscal year, as detailed in the table.

	Option Awards		Stock Awards
Name	Number Of Shares Acquired On Exercise #	Value Realized On Exercise $	Number Of Shares Acquired On Vesting #		Value Realized On Vesting $ (1)

Joe A. Raver	—	$—	7,112	(2)	$226,446

Kristina A. Cerniglia	—	$—	—		$—

Cynthia L. Lucchese	36,035	$107,528	4,587	(2)	$146,050
	31,430	$431,345	—		$—
	25,984	$262,023	—		$—
	26,160	$238,553	—		$—
	15,768	$100,190	—		$—
	8,970	$71,213	—		$—

Elizabeth E. Dreyer	—	$—	1,603	(3)	$45,253
	—	$—	1,294	(2)	$41,201

Thomas Kehl	—	$—	2,479	(3)	$70,131

Kimberly K. Ryan	—	$—	6,129	(3)	$199,009
	—	$—	6,453	(2)	$205,464

Scott P. George	—	$—	4,063	(3)	$109,234
	—	$—	5,836	(2)	$185,818

(1)                                 Based upon the mean between the high and low sale prices of Hillenbrand common stock on the New York Stock Exchange on the vesting date.

(2)                                 These amounts are presented on a pre-tax basis (i.e., not accounting for withholding) and include dividends that were accrued during the measurement period and paid out upon vesting in proportion to the number of shares that vested.  These amounts reflect the vesting of performance-based RSU awards granted by the Company under its LTIC program in fiscal year 2012, in accordance with the award formula then in effect.  During the three-year measurement period applicable to that award (fiscal years 2012-2014), the Company achieved a shareholder value increase equal to 82.7 percent of the expected amount for that measurement period, resulting in a vested award amount equal to 28.2 percent of the targeted number of shares (i.e., the number of shares that would be earned upon achievement of the target shareholder value increase).  Additional details regarding the LTIC awards granted in fiscal year 2012 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2013 Annual Meeting of shareholders, which was filed with the SEC on January 8, 2013.  See the discussion in the “Long-Term Incentive Compensation (LTIC)” section of Part I above for additional explanation of the Company’s LTIC program.

(3)                                 These amounts are presented on a pre-tax basis (i.e., not accounting for withholding) and include dividends that were accrued and paid out upon vesting.  These amounts reflect the vesting of time-based RSU awards.  For additional information regarding these awards, see the footnotes to the table above titled “Outstanding Equity Awards at September 30, 2014.”

Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2014

The following table quantifies the “defined contribution” benefits expected to be paid from the Supplemental Retirement Plan (SRP).

(a) Name	(b) Executive Contributions In Last Fiscal Year $	(c) Company Contributions In Last Fiscal Year $ (1)	(d) Aggregate Earnings In Last Fiscal Year $	(e) Aggregate Withdrawals/ Distributions $	(f) Aggregate Balance At Last Fiscal Year End $ (2)

Joe A. Raver	$—	$61,688	$27,853	$—	$325,906
Kristina A. Cerniglia	$—	$6,665	$—	$—	$6,665
Cynthia L. Lucchese	$—	$11,634	$8,650	$—	$112,997
Elizabeth E. Dreyer	$—	$—	$—	$—	$—
Thomas Kehl	$—	$—	$—	$—	$—
Kimberly K. Ryan	$—	$34,456	$11,286	$—	$130,233
Scott P. George	$—	$25,634	$1,684	$—	$69,208

(1)                                 The Company maintains the SRP to provide additional retirement benefits to certain employees selected by the Compensation Committee whose benefits under the Company’s Savings Plan are reduced, curtailed, or otherwise limited as a result of certain limitations under the Internal Revenue Code and as a result of excluding their annual cash bonuses from the definition of “compensation” under the contribution formula in the Savings Plan.  The additional benefits provided by the SRP are designed to reflect the amount by which benefits under the Savings Plan are so reduced, curtailed, or limited by reason of the application of such limitations and exclusion.

“Compensation” under the SRP means the corresponding definition of compensation under the Savings Plan (which is generally equivalent to base salary) plus the participant’s targeted cash bonus as determined under the Company’s Short-Term Incentive Compensation (STIC) Plan.  Amounts reported here are also reported as Supplemental 401(k) in the “Summary Compensation Table” above in the column entitled All Other Compensation, and are further detailed in footnote 5 thereto.  Generally, a lump sum cash payment is available to the participant within one year of retirement or termination of employment.  In the alternative, a participant may defer receipt by electing a stream of equal annual payments for up to 15 years.

See the more detailed description of the SRP under the heading “Retirement and Savings Plans” in Part I above.  The Compensation Committee continues to oversee the selection of which executives are permitted to participate in the plan.

(2)                                 The following amounts represent employer contributions and above-market earnings that have been reported as compensation in the “Summary Compensation Table” in fiscal year 2014 and previous fiscal years.

Name	2014	2013		2012

Joe A. Raver	$61,688		$40,980		$37,002
Kristina A. Cerniglia	$6,665	$	N/A	$	N/A
Cynthia L. Lucchese	$11,634		$19,922		$19,892
Elizabeth E. Dreyer	$—	$	N/A	$	N/A
Thomas Kehl	$—	$	N/A	$	N/A
Kimberly K. Ryan	$34,456		$33,843		$32,970
Scott P. George	$25,634		$24,949		$16,567

Potential Payments Upon Termination

The following tables present the benefits that would be received by each of the Named Executive Officers in the event of a hypothetical termination as of September 30, 2014.  For information regarding definitions of termination events included in the employment agreements with the Named Executive Officers, see “Employment Agreements and Termination Benefits” in Part I above.

Joe A. Raver

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$3,213,305		$2,170,962		$31,684		$5,415,951
Death	$1,178,370		$2,170,962		$16,442		$3,365,774
Termination without Cause	$1,878,370		$1,106,490		$31,684		$3,016,544
Resignation with Good Reason	$1,878,370		$1,106,490		$31,684		$3,016,544
Termination for Cause	$46,030		$—		$—		$46,030
Resignation without Good Reason	$46,030		$—		$—		$46,030
Retirement	$46,030		$—		$—		$46,030
Change in Control		(3)		(3)		(3)		(3)

Kristina A. Cerniglia

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$2,554,059		$1,201,096		$15,542		$3,770,697
Death	$536,440		$1,201,096		$7,921		$1,745,457
Termination without Cause	$511,440		$—		$15,542		$526,982
Resignation with Good Reason	$511,440		$—		$15,542		$526,982
Termination for Cause	$36,440		$—		$—		$36,440
Resignation without Good Reason	$36,440		$—		$—		$36,440
Retirement	$36,440		$—		$—		$36,440
Change in Control		(3)		(3)		(3)		(3)

Cynthia L. Lucchese (4)

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$—	$—	$—	$—
Death	$—	$—	$—	$—
Termination without Cause	$—	$—	$—	$—
Resignation with Good Reason	$—	$—	$—	$—
Termination for Cause	$—	$—	$—	$—
Resignation without Good Reason	$—	$—	$—	$—
Retirement	$—	$—	$—	$—
Change in Control	—	—	—	—

Elizabeth E. Dreyer

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$1,814,152		$451,241		$15,818		$2,281,211
Death	$617,420		$451,241		$8,221		$1,076,882
Termination without Cause	$374,423		$123,141		$15,818		$513,382
Resignation with Good Reason	$374,423		$123,141		$15,818		$513,382
Termination for Cause	$18,642		$—		$—		$18,642
Resignation without Good Reason	$18,642		$—		$—		$18,642
Retirement	$18,642		$—		$—		$18,642
Change in Control		(3)		(3)		(3)		(3)

Thomas Kehl

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$2,332,078		$651,171		$—		$2,983,249
Death	$663,797		$651,171		$—		$1,314,968
Termination without Cause	$905,850		$183,270		$—		$1,089,120
Resignation with Good Reason	$905,850		$183,270		$—		$1,089,120
Termination for Cause	$55,708		$—		$—		$55,708
Resignation without Good Reason	$55,708		$—		$—		$55,708
Retirement	$55,708		$—		$—		$55,708
Change in Control		(3)		(3)		(3)		(3)

Kimberly K. Ryan

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$2,842,836		$2,108,796		$15,187		$4,966,819
Death	$827,132		$2,108,796		$8,063		$2,943,991
Termination without Cause	$757,857		$859,652		$15,187		$1,632,696
Resignation with Good Reason	$757,857		$859,652		$15,187		$1,632,696
Termination for Cause	$33,044		$—		$—		$33,044
Resignation without Good Reason	$33,044		$—		$—		$33,044
Retirement	$33,044		$—		$—		$33,044
Change in Control		(3)		(3)		(3)		(3)

Scott P. George

Event	Salary And Other Cash Payments (1)		Accelerated Vesting Of Stock Awards (2)		Continuance Of Health And Welfare Benefits		Total

Permanent Disability	$1,338,811		$1,890,666		$14,910		$3,244,387
Death	$775,951		$1,890,666		$7,898		$2,674,515
Termination without Cause	$694,131		$639,299		$14,910		$1,348,340
Resignation with Good Reason	$694,131		$639,299		$14,910		$1,348,340
Termination for Cause	$32,081		$—		$—		$32,081
Resignation without Good Reason	$32,081		$—		$—		$32,081
Retirement	$32,081		$—		$—		$32,081
Change in Control		(3)		(3)		(3)		(3)

(1)                                 Includes, as applicable in each scenario, severance compensation, pro-rated Short-Term Incentive Compensation (STIC), and insurance proceeds.

(2)                                 For those Named Executive Officers who were employed at the relevant time, the accelerated vesting value of performance-based stock awards includes the annual LTIC award granted in fiscal year 2012, which vested on September 30, 2014.  The accelerated vesting value of this award in the table is based on actual achievement of the targeted shareholder value increase as described in footnote 2 to the table above titled “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2014.”  The accelerated vesting values of the annual LTIC awards granted in fiscal years 2013 and 2014 assume 100 percent achievement of the applicable performance targets and the closing stock price on September 30, 2014.  However, the actual value that would be realized would be based on the actual achievement of such performance targets at the end of the applicable measurement period and the stock price on September 30, 2015, and September 30, 2016, which are unknown at this time.

Certain of our Named Executive Officers do not currently qualify for special accelerated vesting in the retirement context due to their ages.  However, in the event of a qualifying retirement in the future, these executives would be entitled to accelerated vesting value.

(3)                                 See table below titled “Change in Control Benefits.”

(4)                                 Ms. Lucchese resigned effective March 31, 2014, and consequently was not eligible for payments upon termination as of September 30, 2014.

Change in Control Benefits

The change in control agreements we have with Named Executive Officers may provide the estimated benefits set forth in the following table.  For more detail regarding the change in control agreements generally, see the discussion under “Employment Agreements and Termination Benefits” in Part I above.  Benefits under our change in control agreements are payable only upon a “double-trigger.”  Therefore, the amounts shown in the table below assume not only a change in control but also the requisite qualified termination of employment.

Name	Salary-Based Compensation	Incentive Compensation	Continuance Of Health And Welfare Benefits	Pension Benefits	Retirement Savings Plan Benefit	Accelerated Vesting Of Stock-Based Awards	Tax Gross-Up / Cutback (1)	Total

Joe A. Raver	$1,800,000	$540,000	$92,686	$—	$185,063	$3,074,824	$—	$5,692,573

Kristina A. Cerniglia	$950,000	$—	$67,524	$—	$16,185	$1,201,096	$—	$2,234,805

Cynthia L. Lucchese (2)	$—	$—	$—	$—	$—	$—	$—	$—

Elizabeth E. Dreyer (3)	$—	$—	$—	$—	$—	$—	$—	$—

Thomas Kehl	$968,210	$365,306	$55,708	$—	$—	$770,468	$—	$2,159,692

Kimberly K. Ryan	$861,451	$321,759	$63,418	$—	$68,913	$2,784,562	$(723,383)	$3,376,720

Scott P. George	$836,360	$208,258	$61,901	$—	$62,854	$2,513,101	$—	$3,682,474

(1)                       As discussed in Part I above under the heading “Employment Agreements and Termination Benefits,” our change in control agreements do not provide for any tax gross-up payments relating to the excise tax on excess “parachute payments” imposed by Section 4999 of the Internal Revenue Code.  If an executive is entitled to receive payments upon a change in control that may be subject to the excise tax, he or she will either be paid the full amount (and remain personally liable for the excise tax), or be paid a reduced amount (cutback) that does not give rise to the excise tax, whichever is greater on an after-tax basis.

(2)                       Ms. Lucchese resigned from the Company effective March 31, 2014, and consequently was not eligible for any payments under a change in control agreement as of September 30, 2014.

(3)                       Ms. Dreyer does not have a change in control agreement with the Company.  The benefits available to Ms. Dreyer following a change of control are governed by the terms of her employment and stock award agreements.

PART IV:  COMPENSATION CONSULTANT MATTERS

Other Engagements

Ernst & Young LLP (“EY”) has been engaged as an independent compensation consultant by the Compensation Committee to assist the Committee in determining the form and amount of compensation paid to our Named Executive Officers for fiscal year 2014.  Fees for those services, which were approved by the Compensation Committee, totaled $416,945 during fiscal year 2014.  The Compensation Committee has reviewed the independence of EY in light of applicable SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that EY is independent from the Company and has no conflict of interest relating to its engagement by the Compensation Committee.

The Company also engaged EY during fiscal year 2014 to provide non-compensation related services to the Company.  These engagements almost exclusively consisted of tax advice.  Fees paid to EY for these non-compensation related engagements totaled $357,003 during fiscal year 2014.  Management initiated these engagements — the Board was not asked to approve them.  However, the Chairperson of the Compensation Committee was consulted prior to each material engagement of EY for non-compensation related services.  Given the nature and scope of these services, the Compensation Committee believes that these non-compensation related services did not raise a conflict of interest and did not impair EY’s ability to provide independent advice to the Committee concerning executive compensation matters.

PART V:  COMPENSATION-RELATED RISK STRATEGIES

The Compensation Committee analyzes on an annual basis the actual or anticipated effect (including, as appropriate, a deterrent effect) that our compensation policies and practices have had or may have on our employees with respect to creating any excessive and undesirable risk-taking in the performance of their duties for the Company.  The Compensation Committee then makes a determination, on an annual basis, as to whether any of our compensation policies and practices creates risks that are reasonably likely to have a material adverse effect on the Company.  At its regularly scheduled meeting held on December 2, 2014, the Compensation Committee determined that the Company’s current compensation policies and practices do not create any such risks.

The Compensation Committee’s determination was based on an assessment of the Company’s variable compensation risk that was led by the Company’s internal audit personnel and supported by its Director of Compensation.  The Compensation Committee, with its independent compensation consultant, evaluated the results of this assessment and solicited feedback from a number of other sources, including Company management and internal legal, finance, and human resources personnel.  The Company’s executive management team discussed its review and analysis of the results of the assessment with the Company’s Audit Committee and the Compensation Committee before the Compensation Committee made its annual determination regarding compensation-related risk.

The Compensation Committee seeks to discourage and deter inappropriate risk-taking through the compensation programs it adopts and implements for our Named Executive Officers and our employees generally.  We believe that the compensation-related programs employed by the Company are consistent with those objectives and align our employees’ incentives for risk-taking with the best long-term interests of our shareholders.  These programs provide a holistic approach to compensation that provides a mix of fixed and variable compensation, with the variable component impacting both short-term cash compensation and long-term equity compensation.  Program features, such as stock ownership guidelines, limits on the payout of variable compensation, and clawback policies, provide additional balance between risk and reward.

PROPOSAL NO. 2 — ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

The core of Hillenbrand’s executive compensation policies and practices continues to be to pay for performance.  Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns.  We believe our compensation program is strongly aligned with the long-term interests of our shareholders.  We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2014 compensation of our Named Executive Officers.

The U.S. Congress has enacted requirements commonly referred to as the “Say on Pay” rules.  Our shareholders have elected, pursuant to an advisory vote at the 2011 Annual Meeting of shareholders, to hold a Say on Pay Vote each year.  Accordingly, we are asking you to vote in favor of the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Hillenbrand, Inc., that the shareholders approve the compensation of Hillenbrand’s Named Executive Officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules.

As an advisory vote, this Proposal is non-binding.  Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends that the shareholders vote FOR Proposal No. 2 to approve the adoption of the above resolution.

The affirmative vote of a majority of the votes cast on this Proposal No. 2 is required for approval of this non-binding Proposal.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

Frequency of Say on Pay Vote

Under the Say on Pay rules, companies must ask their shareholders at least every six years to choose the frequency — every year, every other year, or every third year — of Say on Pay voting by the shareholders.  Hillenbrand asked its shareholders that question at its 2011 Annual Meeting, and the shareholders voted for every year.  That frequency question will be voted on again at the 2017 Annual Meeting.

COMPENSATION OF DIRECTORS

The Nominating/Corporate Governance Committee of the Company’s Board of Directors (the “NCG Committee”) determines the compensation of its non-employee directors.  The Company’s director compensation program uses a combination of cash and stock-based compensation to attract and retain highly qualified individuals to serve on the Board.  In setting director compensation, the NCG Committee considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required for members of the Board.  The NCG Committee assesses the Company’s director compensation package periodically, but no less frequently than once every three years, to ensure that it reflects competitive market conditions and sound corporate governance practices.  Any changes in director compensation must be approved by the Board.  During fiscal year 2014, the Board approved a $5,000 increase in the amount of annual cash compensation received by directors.  This increase was approved on a calendar-year basis and took effect January 1, 2014; consequently, on a fiscal year basis, director cash compensation increased $3,750, from $50,000 in fiscal year 2013 to $53,750 in fiscal year 2014.

The following table sets forth the compensation paid to our non-employee directors in fiscal year 2014.  Directors who are also employees of the Company receive no additional remuneration for services as a director.  Of the Company’s current Board members, only Mr. Raver is a salaried employee of the Company.  All other directors receive separate compensation for Board service.

Director Compensation for the Fiscal Year Ended September 30, 2014

(a) Name	(b) Fees Earned Or Paid In Cash $ (1)	(c) Stock Awards $ (2)		(d) Option Awards $	(e) Non-Equity Incentive Plan Compensation $	(f) Change In Pension Value And Nonqualified Deferred Compensation Earnings $	(g) All Other Compensation $ (3)		(h) Total

F. Joseph Loughrey — Chairperson	$133,750	$176,232	(4)	$—	$—	$—	$297		$310,279

Edward B. Cloues, II	$53,750	$94,989		$—	$—	$—	$—		$148,739

Helen W. Cornell	$53,750	$94,989		$—	$—	$—	$297		$149,036

Mark C. DeLuzio	$53,700	$94,989		$—	$—	$—	$297		$148,986

Joy M. Greenway	$53,750	$94,989		$—	$—	$—	$297		$149,036

W August Hillenbrand	$53,700	$94,989		$—	$—	$—	$515,363	(5)	$664,052

Thomas H. Johnson	$53,750	$94,989		$—	$—	$—	$297		$149,036

Eduardo R. Menascé	$63,750	$94,989		$—	$—	$—	$297		$159,036

Neil S. Novich	$63,750	$94,989		$—	$—	$—	$297		$159,036

Stuart A. Taylor, II	$63,750	$94,989		$—	$—	$—	$297		$159,036

(1)                                 Effective January 1, 2014, directors receive an annual cash retainer of $55,000 for their service as directors.  The Chairperson of the Board receives an additional annual cash retainer of $70,000.  Chairpersons of the Audit, Nominating/Corporate Governance, Compensation, and M&A Committees receive an additional annual cash retainer of $10,000.  Members of certain non-permanent committees may receive additional retainers as determined by the Board.

Directors receive no additional per-meeting fee for Board or committee meeting attendance.  Non-employee directors may participate in the Board deferred compensation plan, in which members of the Board may elect to defer receipt of fees earned.  Under the Company’s Supplemental Retirement Plan, deferred amounts may be invested in a variety of Fidelity mutual funds and/or Company common stock.  See the “Retirement and Savings Plans” section of Part I above for more detail regarding the Supplemental Retirement Plan.

(2)                                 On the first trading day following the close of each Annual Meeting of the Company’s shareholders, each director is awarded restricted stock units (RSUs) based on a value on that date of $95,000 (rounded down to whole shares).  Beginning in fiscal year 2015, this amount will increase to $100,000.  The annual award of RSUs to non-employee directors is issued pursuant to the Company’s Stock Incentive Plan (the “Stock Plan”) and is valued using the average of the high and low sale prices of the Company’s common stock on the date of grant.  RSUs awarded to non-employee directors vest immediately upon grant; however, the directors are required to hold the shares underlying these grants — and the shares are not delivered — until the occurrence of one of the following:  a change in control of the Company, the director’s death or permanent and total disability, or one day following the date the director ceases to be a director of the Company.  These RSUs carry no voting rights until such time as the underlying shares are delivered.  Dividends paid on the Company common stock are accrued with regard to the RSUs awarded, deemed to be reinvested in Company common stock at the market value on the date of such dividend, and paid in additional shares on the distribution date of the underlying award in proportion to the number of shares that vest.

On February 26, 2014, 3,179 RSUs with a fair value of $94,989 were granted to each person who was a non-employee director as of that date.  See footnote 4 below for detail regarding the additional RSU grant made to the Board Chairperson.  As of September 30, 2014, the aggregate numbers of shares represented by vested restricted stock unit awards for our directors were as follows:

Name	Vested RSU Awards #

F. Joseph Loughrey - Chairperson	30,401
Edward B. Cloues, II	18,844
Helen W. Cornell	12,411
Mark C. DeLuzio	47,384
Joy M. Greenway	5,322
W August Hillenbrand	50,142
Thomas H. Johnson	28,725
Eduardo R. Menascé	36,967
Neil S. Novich	22,502
Stuart A. Taylor, II	37,931

(3)                                 Consists of pension benefits, Company-paid life insurance, and other personal benefits provided by the Company, as applicable.  All Other Compensation earned or allocated during the fiscal year ended September 30, 2014, is as follows:

Name	Company-Paid Life Insurance (i)	Supplemental Pension	Pers. Asst. Sal. & Benefits	Misc. Benefits	Total

F. Joseph Loughrey — Chairperson	$297	$—	$—	$—	$297
Edward B. Cloues, II	$—	$—	$—	$—	$—
Helen W. Cornell	$297	$—	$—	$—	$297
Mark C. DeLuzio	$297	$—	$—	$—	$297
Joy M. Greenway	$297	$—	$—	$—	$297
W August Hillenbrand (5)	$193	$411,171	$89,032	$14,967	$515,363
Thomas H. Johnson	$297	$—	$—	$—	$297
Eduardo R. Menascé	$297	$—	$—	$—	$297
Neil S. Novich	$297	$—	$—	$—	$297
Stuart A. Taylor, II	$297	$—	$—	$—	$297

(i)                                     The value of Company-provided term life insurance is the value of net premiums paid.  Participation in the life insurance program is voluntary and may be declined.

(4)                                 In 2013, the Board of Directors approved certain increased stock-based compensation for the Chairperson of the Board as a means to compensate him for his commitment to provide extensive advice and counsel to Mr. Raver in connection with his transition to Company President and CEO.  For fiscal year 2014, in addition to the standard grant of 3,179 RSUs made to each non-employee director on February 26, 2014, the Chairperson received an additional 2,719 RSUs, making his aggregate stock-based compensation for the year valued at $176,232.  The Board will be reviewing the appropriateness of this increased stock grant on an annual basis as it considers the extent to which the Chairperson continues to provide advice and counsel to Mr. Raver.

(5)                                 Under an agreement made by our former parent corporation that we were required to assume in the course of our spin-off in 2008, W August Hillenbrand is entitled to receive a package of benefits from the Company for his lifetime.  See details in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions” under “The Board of Directors and Committees.”

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of September 30, 2014:

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants, And Rights # (1)	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants, And Rights $	(c) Number Of Securities Remaining Available For Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) #

Equity compensation plans approved by security holders	4,166,230	$12.81	5,367,221

(1)                                 Shares underlying awards of performance-based restricted stock units are reflected in this column as follows: (i) with respect to awards that vested on September 30, 2014, this column reflects the actual vesting of awards and, therefore, the number of shares actually issued with respect to such awards; and (ii) with respect to awards that are scheduled to vest on September 30, 2015 and September 30, 2016, this column reflects a number of shares that would be issued if the maximum 175 percent potential payout were earned.  The discussion above in the “Compensation Discussion and Analysis” section under the heading “Long-Term Incentive Compensation (LTIC)” explains how we reserve within our Stock Plan a number of shares sufficient to cover the maximum 175 percent potential payout of our then-outstanding performance-based equity awards.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is composed of four directors, each of whom is independent under SEC Rule 10A-3 and the New York Stock Exchange listing standards.  The Committee operates under a written Charter adopted by the Board of Directors, a copy of which can be accessed at www.hillenbrand.com/CorpGov_overview.htm.  The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation.

Management is responsible for the preparation, presentation, and integrity of the Company’s internal controls over financial reporting.  The independent registered public accounting firm of PricewaterhouseCoopers LLP (“PwC”) was responsible in fiscal year 2014 for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) and the issuance of a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.  In addition, the Committee approves, subject to shareholder ratification, the appointment of the Company’s independent registered public accounting firm and pre-approves all audit and non-audit services to be performed by the firm.

In this context, the Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2014, with management and representatives of PwC.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  Representatives of PwC discussed with the Committee matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T.

PwC also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with PwC its independence.  In addition, the Committee considered whether non-audit consulting services provided by PwC impaired its independence and concluded that such services did not impair its independence.

Based upon these procedures and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014, for filing with the Securities and Exchange Commission.

In addition, the Committee has discussed with the Chief Executive Officer and the Chief Financial Officer of the Company the certifications required to be given by such officers in connection with the Company’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and SEC rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with the giving of such certifications.

Submitted by the Audit Committee,

Eduardo R. Menascé (Chairperson)
Joy M. Greenway
Thomas H. Johnson
Stuart A. Taylor, II

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE

COMPANY’S RESTATED AND AMENDED ARTICLES OF

INCORPORATION TO ESTABLISH INDIANA AS THE

EXCLUSIVE FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

The Board of Directors is proposing an amendment to the Company’s Restated and Amended Articles of Incorporation to provide that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located within the State of Indiana shall be the sole and exclusive forum for the adjudication of certain disputes.

Proposed Amendment

If Proposal No. 3 is approved by our shareholders, our current Restated and Amended Articles of Incorporation would be amended to add new Section 8.8 to Article 8 as follows:

Section 8.8  Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action brought on behalf of, or in the name of, the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to: (A) the Corporation, or (B) any of the Corporation’s constituents identified in Indiana Code Section 23-1-35-1(d); (iii) any action asserting a claim arising under: (A) any provision of the Indiana Business Corporation Law, or (B) the Corporation’s Articles of Incorporation or By-Laws, as amended from time to time; or (iv) any action otherwise relating to the internal affairs of the Corporation, shall be the circuit or superior courts of Marion County, Indiana, or the United States District Courts of Indiana.

Reasons for the Proposal

The amendment is intended to assist the Company in avoiding the negative effects of multiple lawsuits in multiple jurisdictions regarding the same matter, including increased litigation expenses and increased uncertainty of outcomes.  The proposed amendment regulates only the forum where our shareholders and others may file claims relating to the specified disputes.  The proposed amendment does not restrict the ability of our shareholders to bring such claims or the remedies available if such claims are ultimately successful.

Although some plaintiffs may prefer to litigate such matters in a forum outside of Indiana because they perceive another court as more convenient or more favorable to their claims, the Board of Directors believes the ability to require such claims to be brought in a single forum assures consistent consideration of the issues and the application of consistent case law and expertise, as well as increased efficiency and cost savings in the resolution of such claims.  The Board also believes that Indiana courts are best suited to address disputes involving such matters given that the Company is incorporated and domiciled in Indiana.

The Board deems it to be in the best interests of the Company and its shareholders to provide for Indiana as the exclusive forum for the types of disputes listed above.  At the same time, the Board of Directors believes that the Company should retain the ability to consent to an alternative forum on a case-by-case basis where the Company determines that its interests and those of its shareholders are best served by permitting such a dispute to proceed in a forum other than Indiana courts.

It should be noted that, even if the proposed amendment is adopted, it cannot be assured that all courts outside of Indiana will determine such a provision to be enforceable or will force the transfer of such proceedings to the Indiana courts.

The Board of Directors is aware that certain proxy advisors, and even some institutional investors, follow guidelines that do not support an exclusive forum clause such as our proposed amendment unless the Company can show it already has suffered material harm as a result of multiple shareholder suits filed in different jurisdictions regarding the same matter.  The Board believes this position fails to adequately take into account the prevalence of such litigation generally and the recent increase in shareholder litigation over proxy statement disclosures that threatens to delay or prevent a shareholder meeting at significant cost to the Company.  These cases have often been filed in a state other than the defendant corporation’s home state, or in multiple states by multiple lawyers, forcing one or more courts generally less familiar with the relevant laws to interpret and apply those laws, often under a very tight timeframe.  While the Company has not yet suffered such harm, we wish to act to prevent it.

The Board of Directors has approved the amendment to the Company’s Restated and Amended Articles of Incorporation and recommends that the shareholders vote FOR Proposal No. 3 to approve such amendment.

The affirmative vote of a majority in voting power of the votes cast on this Proposal No. 3 is required for approval of this Proposal.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO THE

COMPANY’S RESTATED AND AMENDED ARTICLES OF

INCORPORATION TO ESTABLISH A MAJORITY VOTING STANDARD

FOR SHAREHOLDER ELECTIONS OF DIRECTORS

The Board of Directors is proposing an amendment to the Company’s Restated and Amended Articles of Incorporation to provide that, in uncontested elections, directors elected by shareholders shall be elected by a majority of votes cast rather than a plurality of votes cast.

Proposed Amendment

If Proposal No. 4 is approved by our shareholders, our current Restated and Amended Articles of Incorporation would be amended to add new Section 8.9 to Article 8 as follows:

Section 8.9  Shareholder Elections of Directors. A nominee for Director shall be elected to the Board if a majority of the votes cast by the shares entitled to vote in the election at a meeting of Shareholders at which a quorum is present are cast in favor of such nominee’s election; provided, however, that, if the number of nominees for Director exceeds the number of Directors to be elected, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of Shareholders at which a quorum is present.

Reasons for Proposal

Section 23-1-30-9 of the Indiana Business Corporation Law states that “[u]nless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.”  As a result, plurality voting serves as the default standard for the election of directors in Indiana.  In addition, the Company’s Amended and Restated Code of By-laws provides that “[d]irectors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, unless the Articles of Incorporation of the Corporation provide otherwise.”

Plurality voting is a simple means of determining the outcome of a director election.  To win, a candidate needs to receive simply more votes for a board seat than any other candidate.  A plurality standard means that the directors with the most “for” votes are elected, notwithstanding the number of “withhold” votes against them.  Thus, under this standard, a director may be elected with only one “for” vote even though all other votes are “withheld” against the candidate.  In uncontested elections, the number of directors nominated equals the number of seats available on the board.  Therefore, under a plurality standard a nominee may be elected to our Board of Directors despite minimal shareholder support.

If the proposed amendment is adopted, directors may be elected only by a majority of the votes cast in uncontested elections.  This means that to be elected, the number of votes cast “for” a director nominee must exceed the number of votes “withheld” against that nominee.  Abstentions and broker non-votes are counted neither as votes cast for, nor votes withheld against a director nominee.

It should be noted that approval of the proposed amendment will align the Company’s director election policy with the majority of companies in the S&P 500, which have adopted a majority vote standard.

The Board of Directors has approved the amendment to the Company’s Restated and Amended Articles of Incorporation and recommends that the shareholders vote FOR Proposal No. 4 to approve such amendment.

The affirmative vote of a majority in voting power of the votes cast on this Proposal No. 4 is required for approval of this Proposal.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), certified public accountants, as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2015.  PwC served as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2014.  A representative of PwC will be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

The Board of Directors, at the request of the Audit Committee, recommends that the shareholders vote FOR Proposal No. 5 to ratify the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2015.

The affirmative vote of a majority in voting power of the votes cast on this Proposal No. 5 is required for approval of this Proposal.  Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.

If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year.

Principal Accountant Fees and Services

The Audit Committee has adopted a policy requiring that all services to be performed by the independent registered public accounting firm be pre-approved by the Audit Committee or its delegate (Chairperson) and has adopted guidelines that fees for non-audit related services, including tax consulting, tax compliance, and tax preparation fees, should not exceed the total of audit and audit-related fees.  During each of the fiscal years ended September 30, 2013, and 2014, PwC’s fees, all of which were approved by the Audit Committee, fell within these guidelines.

	2014	2013

Audit Fees (1)	$2,317,800	$2,179,000
Audit-Related Fees (2)	$404,500	$253,731
Tax Fees (3)	$1,248,675	$1,099,752
All Other Fees (4)	$2,000	$103,102
Total	$3,972,975	$3,635,585

(1)                                 Audit Fees services include:  (i) the audit of the financial statements included in our annual reports on Form 10-K; (ii) reviews of the interim financial statements included in our quarterly reports on Form 10-Q; (iii) statutory audits of certain subsidiaries; and (iv) out of pocket expenses.

(2)                                 Audit-Related Fees services include:  (i) consultations on the application of accounting standards; (ii) accounting services in connection with our acquisition of Coperion Capital GmbH in fiscal year 2013; and (iii) out of pocket expenses.

(3)                                 Tax Fees services include:  (i) tax planning services in connection with our acquisition of Coperion Capital GmbH in fiscal year 2013; and (ii) general tax consulting services.

(4)                                 All Other Fees services include:  (i) special accounting projects; and (ii) a subscription to PwC’s accounting research tool.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, certain of its officers, and any person holding more than 10 percent of the Company’s common stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company.  The Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended September 30, 2014, or prior fiscal years.  Based solely on a review of filings furnished to the Company and other information from reporting persons, the Company believes that all these filing requirements were satisfied by its directors, officers, and 10 percent beneficial owners, except that Kimberly K. Ryan, an executive officer of the Company, filed a late report with respect to her acquisition of shares in two dividend reinvestment transactions.

January 7, 2015

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 25, 2015

HILLENBRAND, INC. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote thes e sh ares. This c o mmu n ic ation pre s e n t s o n ly a n overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the impor tant information contained in the proxy materials before voting. HILLENBRAND, INC. ONE BATESVILLE BOULEVARD BATESVILLE,IN 47006 0000223156_1 R1.0.0.51160 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: December 19, 2014 Date: February 25, 2015Time:10:00 AM EST Location: Company Headquarters One Batesville Boulevard Batesville, Indiana 47006-7798

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow (located on the 3) BY E-MAIL*: sendmaterial@proxyvote.com How To Vote Please Choose One of the Following Voting Methods 0000223156_2 R1.0.0.51160 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement2. 10K Wrap How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow(located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 11, 2015 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Edward B. Cloues, II* 02 Helen W. Cornell* 03 Eduardo R. Menascé* 04 Stuart A. Taylor, II* The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. 2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers. 3. To amend the Company's Restated and Amended Articles of Incorporation to establish Indiana as the exclusive forum for adjudication of certain disputes. 4. To amend the Company's Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors. 5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. *Election of these Directors is for three-year terms expiring in 2018. 0000223156_3 R1.0.0.51160 Voting items

0000223156_4 R1.0.0.51160

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. HILLENBRAND, INC. ONE BATESVILLE BOULEVARD BATESVILLE,IN 47006 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold For All AllExcept To withhold authority to vote for any ind ividua l n o m ine e( s) , mark “For Al l Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ☐ ☐ ☐ 1. Election of Directors Nominees 01 Edward B. Cloues, II * 02 Helen W. Cornell * 03 Eduardo R. Menasce* 04 Stuart A. Taylor, II * The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For ☐ ☐ ☐ ☐ Against Abstain ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ 2. To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers. 3 To amend the Company’s Restated and Amended Articles of Incorporation to establish Indiana as the exclusive forum for adjudication of certain disputes. 4 To amend the Company’s Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors. 5 To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. *Election of these Directors is for three-year terms expiring in 2018. Yes ☐ No ☐ Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000189895_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . This Proxy and Voting Instruction is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on February 25, 2015 The undersigned appoints F. Joseph Loughrey and Joe A. Raver, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand, Inc. (the "Company") at the Annual Meeting of Shareholders to be held at the Company's headquarters, One Batesville Boulevard, Batesville, Indiana 47006-7798, on February 25, 2015, at 10:00 a.m., local time (Eastern Standard Time), and any adjournments of the meeting, on the matters listed on the reverse. SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED: (1) in favor of the election of the Board of Directors' nominees for four directors; (2) for approval of the compensation paid by the Company to its Named Executive Officers; (3) for the amendment to the Company’s Restated and Amended Articles of Incorporation to establish Indiana as the exclusive forum for adjudication of certain disputes; (4) for the amendment to the Company’s Restated and Amended Articles of Incorporation to establish a majority voting standard for shareholder elections of directors; (5) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2015; and (6) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. This proxy may be revoked at any time before it is exercised. Continued and to be signed on reverse side 0000189895_2 HILLENBRAND, INC. 2015 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET You are cordially invited to attend the Annual Meeting of Shareholders on Wednesday, February 25, 2015. The Meeting will be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, at 10:00 a.m. Eastern Standard Time. (Please detach this ticket from your proxy card and bring it with you as identification. Directions to the meeting site are included on this ticket for your convenience. The use of an Admission Ticket is for our mutual convenience, however, your right to attend without an Admission Ticket, upon proper identification, is not affected.) John R. Zerkle Secretary  (FOR THE PERSONAL USE OF THE NAMED SHAREHOLDER(S) ON THE BACK — NOT TRANSFERABLE.) Directions to Hillenbrand, Inc. Hillenbrand, Inc. is located between Cincinnati, Ohio and Indianapolis, Indiana. Shareholders traveling from the Cincinnati area should take I-74 West toward Indianapolis to Exit 149 (Batesville), and turn left off the exit ramp. Go straight through the first stop light to the next light and turn left at the intersection of State Road 229 and Highway 46. Shareholders traveling from the Indianapolis area should take I-74 East toward Cincinnati to Exit 149 (Batesville), and turn right off the exit ramp. Go to the first stop light and turn left at the intersection of State Road 229 and Highway 46. To reach Hillenbrand. Inc.’s headquarters, travel on Highway 46, go through three stop lights and turn left onto One Batesville Boulevard. Hillenbrand, Inc. is the second office building on One Batesville Boulevard.